UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNIVERSAL HEALTH SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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UNIVERSAL HEALTH SERVICES, INC.

April 9, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) to be held at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania, on Wednesday, May 21, 2014, at 10:00 a.m., for the following purposes:

(1)	the election of one director by the holders of Class A and Class C Common Stock; and

(2)	the election one director by the holders of Class B and Class D Common Stock; and

(3)	to conduct an advisory (nonbinding) vote to approve named executive officer compensation; and

(4)	to ratify the selection of PricewaterhouseCoopers LLP, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(5)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) you received in the mail and in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We have elected to provide access to our Proxy Materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. If you want more information, please see the Questions and Answers section of this Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please either vote by telephone or internet or, if you received printed Proxy Materials and wish to vote by mail, by promptly signing and returning your Proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail. If you then attend and wish to vote your shares in person, you still may do so. In addition to the matters noted above, we will discuss the business of the Company and be available for your comments and discussion relating to the Company.

I look forward to seeing you at the meeting.

Sincerely,

Alan B. Miller
Chairman and
Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2014

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of Stockholders of Universal Health Services, Inc. (the “Company”) will be held on Wednesday, May 21, 2014 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

(1)	the election of one director by the holders of Class A and Class C Common Stock; and

(2)	the election one director by the holders of Class B and Class D Common Stock; and

(3)	to conduct an advisory (nonbinding) vote to approve named executive officer compensation; and

(4)	to ratify the selection of PricewaterhouseCoopers LLP, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(5)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a Company stockholder of record at the close of business on March 24, 2014.

You are cordially invited to attend the Annual Meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR INTERNET OR, IF YOU RECEIVED PRINTED PROXY MATERIALS AND WISH TO VOTE BY MAIL, MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 21, 2014:

The Proxy Statement and Annual Report to Stockholders are available at

http://www.edocumentview.com/uhs.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 9, 2014

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PA 19406

PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q: Why am I receiving these materials?

A:	This Proxy Statement and enclosed forms of Proxy (first mailed to the holders of Class A and Class C Common Stock, and to the holders of Class B and Class D Common Stock who requested to receive printed Proxy Materials, on or about April 9, 2014) are furnished in connection with the solicitation by our Board of Directors of Proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. A Notice Regarding the Availability of Proxy Materials was first mailed to all of our stockholders beginning on or about April 9, 2014. The Annual Meeting will be held on Wednesday, May 21, 2014 at 10:00 a.m., at our offices located at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

2.	Q: What is the purpose of the Annual Meeting?

A:	The Annual Meeting is being held (1) to have the holders of Class A and C Common Stock elect one Class III director to serve for a term of three years until the annual election of directors in 2017 and the election and qualification of his successor and (2) to have the holders of Class B and D Common Stock elect one Class III director to serve for a term of three years until the annual election of directors in 2017 and the election and qualification of his successor and (3) to conduct an advisory (nonbinding) vote to approve named executive officer compensation and (4) to ratify the selection of PricewaterhouseCoopers LLP, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and (5) to transact such other business as may properly be brought before the meeting or any adjournment thereof. We will also discuss our business and be available for your comments and discussion.

3.	Q: Why did holders of Class B and Class D Common Stock receive a notice in the mail regarding the internet availability of Proxy Materials instead of a full set of Proxy Materials?

A:

In accordance with “notice and access” rules adopted by the U.S. Securities and Exchange Commission, or SEC, we may furnish Proxy Materials, including this Proxy Statement and our Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most holders of Class B and Class D Common Stock will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice, which was mailed to holders of Class B and Class D Common Stock, will instruct you as to how you may access and review all of the Proxy Materials on the internet. Please visit http://www.edocumentview.com/uhs. The Notice also instructs you as to how you may submit your Proxy on the internet. If you would like to receive a paper or e-mail copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice.

4.	Q: Who may attend the Annual Meeting?

A:	Stockholders of record as of the close of business on March 24, 2014, or their duly appointed Proxies, may attend the meeting. Stockholders whose shares are held through a broker or other nominee will need to bring a copy of a brokerage statement reflecting their ownership of our Common Stock as of the record date.

5.	Q: Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record as of the close of business on March 24, 2014 are entitled to vote at the Annual Meeting. On that date, 6,595,708 shares of Class A Common Stock, par value $.01 per share, 664,000 shares of Class C Common Stock, par value $.01 per share, 91,426,192 shares of Class B Common Stock, par value $.01 per share, and 29,823 shares of Class D Common Stock, par value $.01 per share, were outstanding. It is important to note that holders of Class B and D Common Stock are not being asked to vote on any currently contemplated proposals at the Annual Meeting, but we are requesting that you submit your vote to grant discretionary authority with respect to such other matters as may properly come before the Annual Meeting.

6.	Q: Who is soliciting my vote?

A:	The principal solicitation of Proxies is being made by the Board of Directors by mail. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit Proxies by telephone or other personal contact. We will bear the cost of the solicitation of the Proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

7.	Q: What items of business will be voted on at the Annual Meeting?

A:	The holders of Class A and C Common Stock will elect one Class III director, to serve for a term of three years until the annual election of directors in 2017. The holders of Class B and D Common Stock will elect one Class III director, to serve for a term of three years until the annual election of directors in 2017. The holders of Class A, Class C, Class B and Class D Common Stock will conduct an advisory (nonbinding) vote to approve named executive officer compensation and vote to ratify the selection of PricewaterhouseCoopers LLP, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

8.	Q: How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that holders of Class A and Class C Common Stock and Class B and Class D Common Stock vote shares “FOR” the election of each of the nominees to the Board of Directors for which they are entitled to vote, “FOR” the approval, on an advisory basis, of named executive officer compensation and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

9.	Q: How will voting on any other business be conducted?

A:	Other than the items of business described in this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, your signed Proxy gives authority to the persons named therein. Those persons may vote on such matters at their discretion and will use their best judgment with respect thereto.

10.	Q: What is the difference between a “stockholder of record” and a “street name” holder?

A:	These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

11.	Q: How do I vote my shares if I am a stockholder of record?

A:	A separate form of Proxy applies to our Class A and Class C Common Stock and a separate form of Proxy applies to our Class B and Class D Common Stock. For specific instructions on how to vote your shares, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials you received in the mail or, if you received printed Proxy Materials, your enclosed Proxy card. If you received printed Proxy Materials, enclosed is a Proxy card for the shares of stock held by you on the record date. If you received printed Proxy Materials, you may vote by signing and dating each Proxy card you receive and returning it in the enclosed prepaid envelope, or you may vote by telephone or internet. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by us prior to the Annual Meeting, be voted “FOR” each of the nominees for directors. You may also vote by telephone or internet.

12.	Q: How do I vote by telephone or electronically?

A:	Instead of submitting your vote by mail on the enclosed Proxy card (if you received printed Proxy Materials), your vote can be submitted by telephone or electronically, via the internet. Please refer to the specific instructions set forth on the Notice Regarding the Availability of Proxy Materials or, if you received printed Proxy Materials, on the enclosed Proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

13.	Q: How do I vote my shares if they are held in street name?

A:	If your shares are held in street name, your broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.

14.	Q: Can I change or revoke my vote?

A:	Yes. Any Proxy executed and returned to us is revocable by delivering a later signed and dated Proxy or other written notice to our Secretary at any time prior to its exercise. Your Proxy is also subject to revocation if you are present at the meeting and choose to vote in person.

15.	Q: What is the vote required to approve each proposal?

A:	The director nominee receiving the highest number of affirmative votes of the shares of Class A and Class C Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as a Class III director. The director nominee receiving the highest number of affirmative votes of the shares of Class B and Class D Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as a Class III director.

16.	Q: What constitutes a “quorum”?

A:	The holders of a majority of the common stock votes issued and outstanding and entitled to vote, either in person or represented by Proxy, constitutes a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

17.	Q: What are our voting rights with respect to the election of directors?

A:	Our Restated Certificate of Incorporation provides that, with respect to the election of directors, holders of Class A Common Stock vote as a class with the holders of Class C Common Stock, and holders of Class B Common Stock vote as a class with holders of Class D Common Stock, with holders of all classes of Common Stock entitled to one vote per share.

As of March 24, 2014, the shares of Class A and Class C Common Stock constituted 7.4% of the aggregate outstanding shares of our Common Stock, had the right to elect five members of the Board of Directors and constituted 86.7% of our general voting power; and as of that date the shares of Class B and Class D Common Stock (excluding shares issuable upon exercise of options) constituted 92.6% of the outstanding shares of our Common Stock, had the right to elect two members of the Board of Directors and constituted 13.3% of our general voting power.

18.	Q: What are our voting rights with respect to matters other than the election of directors?

A:	As to matters other than the election of directors, our Restated Certificate of Incorporation provides that holders of Class A, Class B, Class C and Class D Common Stock all vote together as a single class, except as otherwise provided by law.

Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

In the event a holder of Class C or Class D Common Stock holds a number of shares of Class A or Class B Common Stock, respectively, less than ten times the number of shares of Class C or Class D Common Stock that holder holds, then that holder will be entitled to only one vote for every share of Class C Common Stock, or one-tenth of a vote for every share of Class D Common Stock, which that holder holds in excess of one-tenth the number of shares of Class A or Class B Common Stock, respectively, held by that holder. The Board of Directors, in its discretion, may require holders of Class C or Class D Common Stock to provide satisfactory evidence that such owner holds ten times as many shares of Class A or Class B Common Stock as Class C or Class D Common Stock, respectively, if such facts are not apparent from our stock records.

19.	Q: What if I abstain from voting or withhold my vote?

A:	Stockholders entitled to vote for the election of directors can abstain from voting or withhold the authority to vote for any nominee. If you attend the meeting or send in your signed Proxy with instructions to withhold authority to vote for one or more nominees, you will be counted for the purposes of determining whether a quorum exists. Abstentions and instructions on the accompanying Proxy card to withhold authority to vote will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

20.	Q: Will my shares be voted if I do not sign and return my Proxy card or vote by telephone or internet?

A:	If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on nonroutine matters. Under the New York Stock Exchange rules, the proposals relating to the election of directors and the advisory vote on approval of named executive officer compensation are deemed to be nonroutine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

21.	Q: What is a “broker non-vote”?

A:

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by Proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority, member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares of Common Stock in street name for their customers and have transmitted our Proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on nonroutine matters. Under the New York Stock Exchange rules, the proposal relating to the election of directors and the advisory vote on named executive officer compensation are deemed to be nonroutine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

22.	Q: What is the effect of a broker non-vote?

A:	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but they do not affect the determination of whether a matter is approved.

23.	Q: Who will count the votes?

A:	The Secretary will count the Class A and Class C votes. Our transfer agent will count the Class B and Class D votes and serve as inspector of elections.

24.	Q: When are stockholder proposals due in order to be included in our Proxy Statement for the 2015 Annual Meeting?

A:	Any proposal that you wish to present for consideration at the 2015 Annual Meeting must be received by us no later than December 5, 2014. This date provides sufficient time for inclusion of the proposal in the 2015 Proxy Materials. Any stockholder proposal must also be in proper form and substance, as determined in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Proposals should be addressed to our Secretary at Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406.

25.	Q: Can I receive more than one set of Annual Meeting materials?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our Annual Report and Proxy Statement. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Secretary at Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406, telephone (610) 768-3300. If you share an address with another stockholder and (i) would like to receive multiple copies of the Proxy Statement or Annual Report to Stockholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

26.	Q: How can I obtain additional information about the Company?

A:	Copies of our annual, quarterly and current reports we file with the Securities and Exchange Commission, or SEC, and any amendments to those reports, are available free of charge on our website, which is located at http://www.uhsinc.com. Copies of these reports will be sent without charge to any stockholder requesting it in writing to our Secretary at Universal Health Services, Inc., Universal Corporate Center, P.O. Box 61558, 367 South Gulph Road, King of Prussia, Pennsylvania 19406. The information posted on our website is not incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 24, 2014, the number of shares of our equity securities and the percentage of each class beneficially owned, within the meaning of Securities and Exchange Commission Rule 13d-3, and the percentage of our general voting power currently held, by (i) all stockholders known by us to own more than 5% of any class of our equity securities, (ii) all of our directors and nominees who are stockholders, (iii) the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power. No shares are currently pledged as security by any of our directors or executive officers.

	Title of Class							Percentage of General Voting Power(3)
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)		Class B Common Stock(2)		Class C Common Stock(2)		Class D Common Stock(2)
John H. Herrell 1021 10th Street, S.W. Rochester, MN 55902			13,276	(5)				(5)

Robert H. Hotz Houlihan Lokey Howard & Zukin 245 Park Avenue, 20th Floor New York, NY 10167			69,861	(5)(13)				(5)

Alan B. Miller	5,476,665	(6) (16)(22)	8,380,990	(4)(13) (14)(18)	661,688			83.9%
	(72.4%)		(6.5%)		(99.7%)

Marc D. Miller	1,423,520	(7)(16)(19)	1,943,947	(4)(13) (17)(18)(21)				2.1%
	(21.6%)		(1.5%)

Anthony Pantaleoni Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, NY 10103	633,138	(5)(15)(20)(22)	807,663	(4)(5) (8)(17)	2,192	(5)		(5)

Lawrence S. Gibbs Ramius LLC 599 Lexington Avenue #20 New York, NY 10022			2,393	(5)				(5)

Eileen C. McDonnell The Penn Mutual Life Insurance Company 600 Dresher Road Horsham, PA 19044			1,000	(5)				(5)

	Title of Class					Percentage of General Voting Power(3)
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)	Class B Common Stock(2)		Class C Common Stock(2)	Class D Common Stock(2)
Debra K. Osteen		164,822	(5)(13)			(5)

Steve G. Filton		377,859	(5)(13)			(5)

Marvin G. Pember		32,500	(5)(13)			(5)

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210		7,238,611 (7.9	(9) %)

BlackRock, Inc. 40 East 52nd Street New York, NY 10022		11,780,808 (12.9	(10) %)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19335		5,096,008 (5.6	(11) %)

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202		4,923,154 (5.4	(12) %)

All directors & executive officers as a group (11 persons)	(99.9%)	(11.4	%)(4)	(99.9%)	(0%)	86.9%

(1)	Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

(2)	Each share of Class A, Class C and Class D Common Stock is convertible at any time into one share of Class B Common Stock.

(3)	As to matters other than the election of directors, holders of Class A, Class B, Class C and Class D Common Stock vote together as a single class. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

(4)	Includes shares issuable upon the conversion of Classes A, C and/or D Common Stock.

(5)	Less than 1% of the class of stock or general voting power.

(6)	Includes 400,000 shares of Class A Common Stock which are beneficially owned by Mr. Miller and are held by Mr. Miller in trust for the benefit of his spouse.

(7)	Includes 209,041 shares of Class A Common Stock which are held by three trusts (the “2002 Trusts”) for the benefit of certain of Alan B. Miller’s family members of which Marc D. Miller (who is a named executive officer, director and the son of Alan B. Miller) and Mr. Pantaleoni are trustees; and 532,194 shares held by the A. Miller Family, LLC, whose members are the 2002 Trusts. Marc D. Miller is the sole manager of the A. Miller Family, LLC and during his tenure as such, has voting and dispositive power with respect to the Class A Common Stock held by the A. Miller Family, LLC.

(8)	Includes 680 shares of Class B Common Stock which are beneficially owned by Mr. Pantaleoni and are held by Mr. Pantaleoni in trust for the benefit of certain members of his family.

(9)	These securities are held by Wellington Management Company, LLP, a registered investment adviser. Wellington Management Company LLP has shared power to vote or direct the vote of 2,473,504 shares of our Class B Common Stock and shared power to dispose or to direct the disposition of 7,238,611 shares of our Class B Common Stock. Information is based on Amendment No. 9 to Schedule 13G dated February 14, 2014.

(10)	These securities are held by BlackRock, Inc. Information is based on Amendment No. 5 to Schedule 13G dated January 8, 2014.

(11)	These securities are held by The Vanguard Group. Information is based on Schedule 13G dated February 6, 2014.

(12)	These securities are held by T. Rowe Price Associates, Inc., a registered investment adviser. Information is based on Amendment No. 2 to Schedule 13G dated February 14, 2014.

(13)	Includes 1,875,000 shares issuable pursuant to stock options to purchase Class B Common Stock held by our directors and executive officers and exercisable within 60 days of March 24, 2014 as follows:

Robert H. Hotz (15,000); Alan B. Miller (1,475,000); Marc D. Miller (90,000); Debra K. Osteen (87,500); Steve G. Filton (175,000); and Marvin G. Pember (32,500).

(14)	Includes 13,532 restricted shares awarded during 2012, net of vestings, pursuant to our 2010 Employees’ Restricted Stock Purchase Plan for Alan B. Miller. These shares are subject to forfeiture and vesting pursuant to the terms and conditions set forth in the applicable restricted stock agreements.

(15)	Does not include (i) 209,041 shares of Class A Common Stock which are held by the 2002 Trusts of which Mr. Pantaleoni is a trustee, and; (ii) 532,194 shares of Class A Common Stock which are held by A. Miller Family, LLC whose members are the 2002 Trusts. Mr. Pantaleoni disclaims any beneficial interest in the shares.

(16)	Includes 444,485 shares held by the three 2010 Grantor Retained Annuity Trusts (B) for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

(17)	Includes 171,426 shares held by the three 2011 Family Trusts for the benefit of Alan B. Miller’s three children. Anthony Pantaleoni and Marc D. Miller are both Trustees. Marc D. Miller has sole voting power with respect to these shares. Mr. Pantaleoni disclaims beneficial ownership of all shares and Marc D. Miller disclaims beneficial ownership of Abby Miller King’s shares (55,763) and Marni Spencer’s shares (55,763).

(18)	Includes 212,625 shares held by the three 2012 Grantor Retained Annuity Trusts (A) for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

(19)	Includes 237,800 shares held by the 2012 Family Trust for the benefit of Abby Miller King and Marni Spencer. Anthony Pantaleoni and Marc D. Miller are both Trustees. Marc D. Miller has sole voting power with respect to these shares. Mr. Pantaleoni disclaims beneficial ownership of these shares.

(20)	Includes 356,700 shares held by the 2012 Family Trust for the benefit of Alan B. Miller’s three children. Anthony Pantaleoni is the Trustee of Marc D. Miller’s shares (118,900) and Mr. Pantaleoni has sole voting power with respect to Marc D. Miller’s shares. Mr. Pantaleoni disclaims beneficial ownership of these shares.

(21)	Includes 863 shares held by the three 2002 Trusts for the benefit of Marc D. Miller. Anthony Pantaleoni is a Trustee and disclaims beneficial ownership of these shares. Marc D. Miller has sole voting power with respect to these shares.

(22)	Includes 258,630 shares held by The Alan B. Miller 2002 Trust. Anthony Pantaleoni is the Trustee of the Trust and has sole voting power with respect to these shares. Mr. Pantaleoni disclaims any beneficial interest in the shares.

Equity Compensation Plan Information

The table below provides information, as of the end of December 31, 2013, concerning securities authorized for issuance under our equity compensation plans.

Plan Category (1.)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,620,958	$43.63	10,746,858

Total	7,620,958	$43.63	10,746,858

(1)	Shares of Class B Common Stock

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members. The Board of Directors is currently fixed at seven members, and is divided into three classes, with members of each class serving for a three-year term. At each Annual Meeting of Stockholders, directors are chosen to succeed those in the class whose term expires at such Annual Meeting and, in the case of this Annual Meeting, directors will be elected to as in Class II directors. Under our Restated Certificate of Incorporation, holders of shares of our outstanding Class B and Class D Common Stock are entitled to elect 20% (but not less than one) of the directors, currently two directors, one in Class II and one in Class III, and the holders of Class A and Class C Common Stock are entitled to elect the remaining five directors, three in Class I, one in Class II, and one in Class III.

The persons listed below include our Board of Directors and nominees. The terms of the two current Class III directors, Mr. Alan B. Miller and Mr. Lawrence S. Gibbs expire at the 2014 Annual Meeting. Mr. Alan B. Miller has been nominated to be elected by the holders of Class A and C Common Stock and Mr. Lawrence S. Gibbs has been nominated to be elected by the holders of Class B and Class D Common Stock. We have no reason to believe that any of the nominees will be unavailable for election; however, if either nominee becomes unavailable for any reason, the shares represented by the Proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The following information is furnished with respect to each of the nominees for election as a director and each member of the Board of Directors whose term of office will continue after the meeting.

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTOR NOMINEES

Alan B. Miller	III	A Common C Common	76	Our Chairman of the Board and Chief Executive Officer since 1978 and previously served as President until May 2009. Prior thereto, President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. Chairman of the Board of Trustees, Chief Executive Officer and President of Universal Health Realty Income Trust. Father of Marc D. Miller, a Director and President.	1978

Lawrence S. Gibbs	III	B Common D Common	42	Macro Portfolio Manager at Ramius LLC since March 2010. Prior thereto, Portfolio Manager at Millennium Partners LLC from February 2009 to March 2010. Portfolio Manager, Chief Investment Officer, at JP Morgan Chase Bank N.A. from 2006 to 2009.	2011

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTOR WHOSE TERM EXPIRES IN 2015
John H. Herrell	I	A Common C Common	73	Former Chief Administrative Officer of Mayo Foundation from 1993 through 2002; Chief Financial Officer of Mayo Foundation from 1984 until 1993 and various other capacities since 1968.	1993

Marc D. Miller	I	A Common C Common	43	Appointed as our President in May 2009. Previously served as Senior Vice President and Co-Head of our Acute Care Division during 2007 and served as our Vice President since January 2005. Vice-President of Acute Care Division since August 2004; Assistant Vice President of Universal Health Services, Inc. and Group Director, of Acute Care Division, Eastern Region since June 2003; CEO/Managing Director at Central Montgomery Medical Center from February 2002 to May 2003; Chief Operating Officer at Wellington Regional Medical Center from October 2000 to February 2002; Assistant Administrator at The George Washington University Hospital from August 1999 to October 2000. Trustee of Universal Health Realty Income Trust. Son of Alan B. Miller, our Chief Executive Officer and Chairman of the Board.	2006

Eileen C. McDonnell	I	A Common C Common	51	Ms. McDonnell was appointed to our Board of Directors in April, 2013 and she currently serves as Chairman, President and Chief Executive Officer of The Penn Mutual Life Insurance Company since her appointment in February, 2011. Ms. McDonnell joined Penn Mutual in 2008 and previously served as President of the company. She was also appointed to The Penn Mutual Board of Trustees in 2010. Before joining Penn Mutual,	2013

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
				Ms. McDonnell founded ExecMPower, a strategic planning and executive coaching consultancy. Previously, she was president of New England Financial, a wholly owned subsidiary of MetLife, and senior vice president of the Guardian Life Insurance Company.
DIRECTORS WHOSE TERMS EXPIRE IN 2016
Anthony Pantaleoni	II	A Common C Common	74	Of Counsel to the law firm of Fulbright & Jaworski L.L.P., New York, New York. We utilized during the year ended December 31, 2012 and currently utilize the services of Fulbright & Jaworski L.L.P. as outside counsel.	1982

Robert H. Hotz	II	B Common D Common	69	Senior Managing Director, Co-Head of Corporate Finance, Co-Chairman of Houlihan Lokey Howard & Zukin, Member of the Board of Directors and Operating Committee, Houlihan Lokey Howard & Zukin since June 2002;	1991

See the “Section 16(a) Beneficial Reporting Compliance” and “Corporate Governance” sections herein for additional information about our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to rules of the Securities and Exchange Commission, we are asking you to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers as disclosed in the Compensation Discussion and Analysis below, the compensation tables below, and any related narrative discussion contained in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement.”

Vote Required

The affirmative vote of the holders of a majority of the Class A, B, C and D Common Stock votes present in person or represented by proxy and entitled to vote on the matter is required for the approval of this proposal.

If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. Under the New York Stock Exchange rules, this proposal is not a routine matter and broker non-votes may occur with respect to this proposal. If your shares are held in street name and you do not issue instructions to your broker, your broker or nominee may not vote your shares on these matters without receiving instructions.

Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

The “say-on-pay” vote is advisory and will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGSITERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected, and as a matter of good corporate governance, is requesting ratification by the shareholders of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the year ending December 31, 2014. PricewaterhouseCoopers LLP served as our independent registered public accountants for the year ended December 31, 2013. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.

PricewaterhouseCoopers LLP representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

Vote Required

Ratification of the selection of the independent registered public accountants by the shareholders requires that affirmative “FOR” vote of the holders of a majority of the Class A, Class B, Class C and Class D Common Stock votes present in person or represented by proxy and entitled to vote on the matter. Unless marked to the contrary, proxies will be voted FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

In designing our compensation programs for our named executive officers, we follow our belief that compensation should reflect the value created for stockholders while supporting our strategic business goals. In doing so, our compensation programs reflect the following objectives:

•	Compensation should encourage increased stockholder value;

•	Compensation programs should support our short-term and long-term strategic business goals and objectives;

•	Compensation programs should reflect and promote our core values set forth in our mission statement, which includes commitment to excellence, high ethical standards; teamwork and innovation;

•	Compensation should reward individuals for outstanding performance and contributions toward business goals, and;

•	Compensation programs should enable us to attract, retain and motivate highly qualified professionals.

These objectives govern the decisions that the Compensation Committee of the Board of Directors (the “Compensation Committee”) and management of the Company make with respect to the amount and type of compensation payable to our named executive officers. The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. This belief has been adhered to by developing incentive pay programs that provide competitive compensation and reflect our performance. Our compensation programs are designed to reward our employees for outstanding performance and contributions that increase our stock price thereby increasing stockholder value. Both short-term and long-term incentive compensation are based on our performance and the value received by stockholders. As our performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The majority of our compensation programs are reviewed annually to ensure that these objectives continue to be met.

Compensation Setting Process

The Compensation Committee has traditionally taken into account the input and recommendations of our Chairman and Chief Executive Officer, Mr. Alan Miller, with respect to our compensation programs, including the compensation arrangements with our named executive officers other than himself. The Compensation Committee believes that Mr. Alan Miller, due to his role within the Company, his years of healthcare experience and other factors, as mentioned below, provides a valuable resource to the Compensation Committee. Mr. Alan Miller attends certain Compensation Committee meetings by invitation, however, he does not have the right to vote on matters addressed by the Compensation Committee and he does not participate in the discussions with respect to his own compensation. Mr. Alan Miller conducts formal performance evaluations on an annual basis with the named executives who have direct reporting responsibility to him.

Unlike our other named executive officers, Mr. Alan Miller’s base salary, minimum annual bonus and certain perquisites are determined under his employment agreement. Please also refer to the discussion of Mr. Alan Miller’s employment agreement in the Chief Executive Officer Employment Agreement section of this Proxy Statement. In addition, the compensation setting process for Mr. Alan Miller varies from that of our other named executive officers because it is determined by the Compensation Committee without Mr. Alan Miller’s participation. The Compensation Committee, in determining Mr. Alan Miller’s compensation, takes into account his position as Chief Executive Officer, his role as a founder of our company in 1978, his years of dedicated service and his expertise and reputation in the hospital management industry. The Compensation Committee also considers Mr. Alan Miller’s responsibilities in overseeing all of our Company’s businesses, its operations, development and overall strategy and his role as the public face of our company, which shapes our corporate image and identity. These factors differentiate Mr. Alan Miller from the other named executive officers.

In addition, for Mr. Alan Miller and the Company’s other named executive officers, the Compensation Committee reviewed data prepared in late 2012 and early 2014 by Pay Governance LLC that compared the Company’s executive compensation levels to data for comparable positions in other companies within the healthcare industry as well as to size-adjusted (by revenues) data from the broader general industry. Data were drawn from publicly filed proxies of peer healthcare companies and a Towers Watson executive compensation survey database covering a range of companies and industries. Data were compiled for all elements of compensation including base salary, annual incentive opportunity, and equity/long-term incentive awards. These data, as well as Company-specific factors including the prior year performance of our executives and the Company’s operating performance relative to our competitors, were considered by the Committee in determining 2013 and 2014 compensation rates for Mr. Alan Miller and our other named officers. In light of the above factors, the Compensation Committee approved the base salary, annual cash incentive opportunity, and long-term compensation award to each of the named executive officers in 2013 and 2014 and believes that the forms and amounts of compensation for each year adequately reflect our compensation goals and policies.

Tax Considerations

Our chief executive officer, our chief financial officer and the next three most highly compensated officers are referred to herein as the named executive officers. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1 million on the amount of compensation we may deduct for federal income tax purposes in any one year with respect to our named executive officers with the exception of our chief financial officer. However, performance-based compensation that meets certain requirements is excluded from this $1 million limitation.

In reviewing the effectiveness of the executive compensation program, the Compensation Committee considers the anticipated tax treatment to us and to the named executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including to maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible.

The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. The portion of Mr. Alan Miller’s 2013 base salary exceeding $1 million will not be deductible by virtue of Section 162(m) of the Code.

Elements of Compensation

Our executive compensation is based on six primary components, each of which is intended to serve the overall compensation objectives. These components include:

•	annual base salary;

•	annual cash incentive;

•	long-term incentive awards;

•	deferred compensation;

•	retirement benefits; and

•	other benefits, including perquisites.

Annual Base Salary

Our annual base salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, the performance of each individual executive and general economic conditions.

The base salary for each of our named executive officers is paid in cash and is intended to reward the performance and efforts of each named executive officer during the fiscal year relative to his or her position with us. In establishing the base salary for our named executive officers, various criteria are reviewed including the following:

•	the executive officer’s achievements, performance in his or her position with us, taking into account the tenure of service, the complexity of the position and current job responsibilities;

•	Mr. Alan Miller’s recommendations as to the proposed base salary, other than his own;

•	company financial performance, and;

•	salaries of similar positions in our competitor companies.

For our named executive officers, in late 2012 and early 2014, an analysis was conducted by Pay Governance LLC utilizing the most currently available proxy statements, as filed with the Securities and Exchange Commission by eight companies that we believe are our most direct competitors. The companies are:

•	Community Health Systems Inc.

•	HCA Inc.

•	Health Management Associates, Inc.

•	Iasis Healthcare

•	Kindred Healthcare, Inc.

•	LifePoint Hospitals, Inc.

•	Tenet Healthcare Corporation

•	Vanguard Health Systems, Inc.

This peer group is consistent with the peer group utilized for the analysis used to determine 2012 compensation. We believe the companies indicated above are comparable peer companies based upon the median revenues of this peer group, which were approximately $6 billion as compared to our 2013 revenues of $7 billion.

For 2013 for Mr. Alan Miller, his base salary exceeded the 75th percentile of the peer group, due to his long tenure in the position, his value as the Company’s founder, his status within the healthcare industry and his performance. The median years of experience of other executives in this group was 9 years compared to Mr. Alan Miller’s 35 years.

For 2013, for our other named executive officers (excluding Mr. Alan Miller), we targeted the median (fiftieth percentile) base salary paid by the comparable companies (listed above), along with the median of broader general industry data, to establish our base market rate. We generally consider our base salaries to be competitive if they are approximately within a 15% range of the median market rate. However, actual base salaries are not dictated solely by the median market rate. We also take into account an individual’s expertise, tenure in the position, responsibilities and achievements. For 2013, the actual base salary rates for Messrs. Marc Miller, Filton and Pember and Ms. Osteen were within or above approximately 15% of their respective median base salary market rates (as assessed relative to our peer group).

Annual Cash Incentives

Cash incentives for our named executive officers are awarded under the Executive Incentive Plan, which was adopted by our stockholders at our 2010 Annual Meeting. The Executive Incentive Plan is intended to support our efforts to attract, retain and motivate highly qualified senior management and other executive officers of the Company and its affiliates through the payment of performance-based incentive compensation. Annual incentive compensation may be awarded under the Executive Incentive Plan to our named executive officers and others as selected by the Compensation Committee for any calendar year. The Compensation Committee believes that the payment of cash incentives to our named executive officers under the Executive Incentive Plan is consistent with the objectives for our compensation programs by rewarding such officers for the achievement of specified business goals and performance objectives and, ultimately, may increase the value of our stock.

The amount of an employee’s cash incentive award for a calendar year is based upon the employee’s target cash incentive and the extent to which the performance goal(s) applicable to the employee are achieved. For each calendar year, an employee’s target cash incentive will be equal to a fixed percentage of the employee’s base salary earned during the year.

The Compensation Committee establishes performance goals for the named executive officers using such business criteria and other measures of performance discussed herein; provided that, in the case of incentive awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will establish objective performance goals based upon one or more of the following business criteria:

•

attainment of certain target levels of, or a specified increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

•	attainment of certain target levels of, or a specified increase in, after-tax or pre-tax profits;

•	attainment of certain target levels of, or a specified increase in, operational cash flow;

•

attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the committee;

•	attainment of certain target levels of, or a specified increase in, earnings per share or earnings per share from continuing operations;

•	attainment of certain target levels of, or a specified increase in, return on capital or return on invested capital;

•	attainment of certain target levels of, or a specified increase in, after-tax return on stockholders’ equity;

•	attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula, and/or;

•	attainment of certain target levels in the fair market value of our Class B Common Stock or growth in the value of an investment in the Class B Common Stock assuming the reinvestment of dividends.

In the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, except as otherwise permitted under Section 162(m) of the Code, the applicable target cash incentive, performance goals and performance factors with respect to any calendar year will be established in writing by the Compensation Committee no later than 90 days after the commencement of that year. Promptly after the date on which the necessary financial or other information for a particular year becomes available, the Compensation Committee will determine the amount, if any, of the cash incentive compensation payable to each participant for that calendar year and will certify in writing prior to payment that the performance goals for the year were in fact satisfied. The maximum incentive award which any participant may earn under the Executive Incentive Plan for any calendar year shall not exceed $5 million. The Executive Incentive Plan provides the Compensation Committee with the discretion to establish higher or lower performance factors for levels of performance that are more or less than the target levels. Performance goals may be adjusted for changes in accounting methods, corporate transactions and other similar types of events, provided that, such adjustment is permitted under Section 162(m) of the Code.

From time to time, special cash incentives may be granted to our named executive officers in order to reward outstanding performance or achievement of a business milestone. Special cash incentive awards support our overall compensation objectives by helping us retain and motivate highly qualified professionals and by providing rewards for outstanding performance. Because special cash incentive awards are made in recognition of outstanding performance, they do not affect decisions that we make regarding other elements of compensation. There were no special cash incentive awards granted to our named executive officers in 2013.

2014 and 2013 Annual Cash Incentive Formula and Performance Goals:    The Compensation Committee approved the specific formula for the determination of the target annual cash incentive compensation for our executive officers pursuant to the Executive Incentive Plan with respect to the years ending December 31, 2014 and 2013. Under the formulae approved by the Compensation Committee, each of the Company’s executive officers was assigned a percentage of such executive officer’s base salary as a target bonus based upon corporate performance criteria. The corporate performance criteria target bonus award indicated below for Mr. Alan B. Miller is stipulated in his employment agreement dated July 24, 2013.

The following table shows each named executive officer’s corporate performance criteria target bonus as a percentage of his or her base salary for 2014 and 2013. With respect to Messrs. Alan B. Miller, Marc D. Miller and Steve G. Filton, 100% of their annual incentive bonus for 2014 and 2013 will be/was determined using the corporate performance criteria, as described below. With respect to Ms. Osteen and Mr. Pember, their 2014 and 2013 annual incentive bonus will be/was determined utilizing: (i) 25% of their annual salary based upon the achievement of the corporate performance criteria, and; (ii) 75% of their annual salary based upon the achievement of the divisional income targets, as described below.

Name	Title	Target Award
		2014	2013
Alan B. Miller	Chief Executive Officer and Chairman of the Board	100%	100%
Marc D. Miller	President	65%	65%
Steve G. Filton	Senior Vice President and Chief Financial Officer	50%	50%
Debra K. Osteen	Senior Vice President and President, Behavioral Health Division	50%	50%
Marvin G. Pember	Senior Vice President and President, Acute Care Division	50%	50%

Pursuant to the Plan and the formulae approved by the Compensation Committee, each executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on the Company’s achievement of a combination of: (i) a specified range of target levels of adjusted net income per diluted share attributable to UHS, and; (ii) a specified range of target levels of return on capital (net income divided by quarterly average net capital) for the years ending December 31, 2014 and 2013. The adjusted net income per diluted share attributable to UHS generally excludes, among other things, the impact of the incentive income and incremental expenses incurred in connection with the implementation of electronic health records applications at our acute care hospitals, as well as other amounts that may be nonrecurring or non-operational in nature or amounts that may be reflected in the current year financial statements that relate to prior years.

The divisional income targets consist of the projected aggregate pre-tax income for our Acute Care and Behavioral Health Services segments, net of deductions for the allocation of corporate overhead expenses and a charge for the estimated cost of capital. The divisional income targets generally exclude, among other things, the impact of the incentive income and incremental expenses incurred in connection with the implementation of electronic health records applications at our acute care hospitals, as well as other amounts that may be nonrecurring or non-operational in nature or amounts that may be reflected in the current year financial statements that relate to prior years.

To the extent that the actual divisional results exceeded the targets, Ms. Osteen and Mr. Pember are entitled to 75% of the following (as applied to their annual base salary) as the portion of their annual bonus that is based upon divisional income targets: (i) 25% if actual results meet divisional income targets; (ii) 50% if actual results exceed divisional income targets by 5%; (iii) 75% if actual results exceed divisional income targets by 10%, and; (iv) 100% if actual results exceed divisional income targets by 15%.

The 2013 Target of adjusted net income per diluted share attributable to UHS, which represented a specified point within the publicly disclosed range of our projected consolidated earnings per diluted share estimate for the year, was $4.40 per diluted share. The 2013 Return on Capital Target was 6.7%. On February 28, 2013, we publicly disclosed our 2013 estimated range of adjusted net income per diluted share attributable to UHS of $4.35 to $4.50.

In October of 2013, based upon our actual operating results experienced during the first nine months of 2013, we publicly disclosed an increase to our annual 2013 estimated range of adjusted net income attributable to UHS to $4.52 to $4.58 per diluted share. For annual cash incentive computation purposes, the above-mentioned 2013 Target of adjusted net income per diluted share attributable to UHS, and the 2013 Return on Capital Target, were not impacted by this publicly disclosed upward revision to our annual 2013 estimated range of adjusted net income per diluted share attributable to UHS.

Pursuant to the terms of the Executive Incentive Plan and the formula approved by our Compensation Committee, our named executive officers were eligible to receive the applicable portion of their annual cash incentive (which were based on the corporate performance criteria) at various increments ranging from 0% of their bonus target award (based upon the achievement of a Target of adjusted net income per diluted share attributable to UHS of $3.99 or less, and Return on Capital of 6.0% or less) up to 250% of their annual cash incentive target award (based upon the achievement of a Target of adjusted net income per diluted share attributable to UHS of $4.80 or greater and Return on Capital of 7.3% or greater). Although the cash incentive formula in fiscal year 2013 is unchanged from 2012’s cash incentive formula, the Targets have been adjusted, as necessary, to correlate to the range of our estimated 2013 adjusted net income per diluted share attributable to UHS, as publicly disclosed on February 28, 2013.

In determining the corporate and divisional performance criteria, various factors are considered, including the projected revenue and earnings growth over the prior year. Since the value received by stockholders is measured, in large part, by an increase in stock price, which is in turn typically influenced by increases in revenues and earnings, our performance criteria are established at reasonably aggressive levels to encourage the attainment of our financial objectives which, if accomplished, may result in an increase to our stock price and increased value to stockholders. As mentioned above, the corporate performance criteria are established annually and the Target of adjusted net income per diluted share attributable to UHS directly correlates to our annual earnings guidance that is typically publicly disclosed by us during the first quarter of each year. The divisional performance criteria are also established annually and represent each division’s respective portion of the corporate performance criteria.

The actual cash incentives awarded for 2013 (which were based upon corporate performance criteria) were based upon the achievement of 154% target, as determined by the Compensation Committee in March, 2014, based upon our 2013 actual operating results. During 2013, our adjusted net income per diluted share attributable to UHS, upon which the Target adjusted net income per diluted share attributable to UHS was based, was $4.55. This adjusted net income per diluted share attributable to UHS for 2013 was publicly disclosed and reconciled to our reported 2013 net income per diluted share attributable to UHS of $5.14, on the Schedule of Non-GAAP Supplemental Consolidated Income Information, included with our earnings for the year ended December 31, 2013, as filed on Form 8-K on February 27, 2014. The Return on Capital was 6.9% for 2013. The Return on Capital is calculated by dividing our annual adjusted net income per diluted share attributable to UHS by the consolidated average net capital.

For 2013, Ms. Osteen’s divisional income target was $274 million. The divisional income target consists of the projected aggregate pre-tax income for our Behavioral Health Services segment, net of deductions for the allocation of corporate overhead expenses and a charge for the estimated cost of capital. The divisional income target may be adjusted to include the impact of acquisitions or divestitures made during the year, if material, as well as other amounts that may be nonrecurring or non-operational in nature or amounts that may be reflected in the current year financial statements that relate to prior years. The 2013 actual divisional income, as calculated, was $291 million. Since the actual divisional income exceeded the target by more than 5% (the $274 million target was exceeded by $17 million, or 6%), Ms. Osteen was entitled to 50% of the portion of her bonus (75%) that was based upon the achievement of the divisional income target.

For 2013, Mr. Pember’s divisional income/loss target was a loss of $276 million. The divisional income/loss target consists of the projected aggregate pre-tax income for our Acute Care Services segment, net of deductions for the allocation of corporate overhead expenses and a charge for the estimated cost of capital. The divisional income/loss target may be adjusted to include the impact of acquisitions or divestitures made during the year, if material, as well as other amounts that may be nonrecurring or non-operational in nature or amounts that may be reflected in the current year financial statements that relate to prior years. The 2013 actual divisional income/loss, as calculated, was a loss of $352 million. Since the actual divisional income/loss did not meet the target, Mr. Pember was not entitled to the portion of his bonus (75%) that was based upon the achievement of the divisional income target.

The performance goals related to the Executive Incentive Plan, as outlined above, are generally based upon the achievement of our business plan financial objectives. Performance goals are established at reasonably aggressive levels to encourage and motivate executive performance and attainment of our financial objectives. At the time the Compensation Committee approved the Executive Incentive Plan for fiscal years 2014 and 2013, we believed that the performance goals were attainable, but not certain. Based upon the achievement of the corporate performance criteria, 154% during 2013, 27% during 2012 and 194% during 2011 of the target awards were earned.

As part of our peer company compensation review for executive officers as discussed above in Annual Base Salary, we also target the median (fiftieth percentile) market rate from our healthcare peers and the broader general industry data when determining each officer’s target annual incentive and long-term incentive opportunity. For 2013, our target annual incentive opportunities were assessed as being at or below the market 25th percentile. Actual cash incentive awards, however, appropriately vary from this targeted level based upon performance, consistent with our pay for performance philosophy, and are detailed in the Summary Compensation Table in this Proxy Statement. The Compensation Committee believes that the annual and long-term incentive opportunities offered to our named executive officers are appropriate to facilitate our ability to attract, retain, motivate and reward our named executive officers, and that actual incentive payouts appropriately reflect the Company’s performance.

For a further description of the cash incentives and other elements of compensation granted to our named executive officer for 2013, 2012 and 2011, please refer to the Summary Compensation Table in this Proxy Statement.

Long-Term Incentives

The Compensation Committee believes that the grant of non-cash, long-term compensation, primarily in the form of long-term incentive awards, to our named executive officers is appropriate to attract, motivate and retain such individuals, and enhance stockholder value through the use of equity incentive compensation opportunities.

Further, long-term incentive awards reward individuals for their performance and achievement of business goals. The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards which may increase in value in conjunction with the satisfaction by the Company of pre-determined performance measures and/or an increase in the value of our common stock and which will provide our named executive officers with an incentive to remain in their positions with us.

Like base salaries, with respect to grants of long-term incentive awards, an individual’s performance is reviewed in light of his or her position, responsibilities and contribution to our financial performance. In addition, the Compensation Committee takes into account an individual’s potential contribution to our growth and productivity. There is no other predetermined formula, factors or specified list of criteria that is followed.

For a description of the long-term incentive awards granted to our named executive officers for 2013, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

Stock options.    Our 2005 Stock Incentive Plan (the “Stock Incentive Plan”), as amended in 2008 and 2011, provides for the issuance of options to purchase shares of our Class B Common Stock at an exercise price equal to the fair market value on the date of grant. The Stock Incentive Plan is intended to provide a flexible vehicle through which we may offer equity based compensation incentives to our named executive officers and other eligible personnel in support of our compensation objectives.

Awards under the Stock Incentive Plan may be in the form of options to purchase shares of Class B Common Stock (including options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code and options which do not qualify as “incentive stock options”) and stock appreciation rights (“SARs”). Awards may be granted to our present or future employees, our affiliates and our directors and consultants who are not employees. To date, no SARs have been granted.

Typically, option awards are granted by the Compensation Committee on specific dates that are scheduled in advance, which generally coincide with regularly scheduled meetings of the Compensation Committee and the Board of Directors. There is no separate policy with respect to the timing of option awards to our named executive officers. Typically, option awards are granted to our named executive officers at the same time as option awards are granted to our other employees. In certain circumstances, such as new hires or promotions, option awards are granted separately.

Subject to the provisions of the Stock Incentive Plan, the Compensation Committee has the responsibility and full power and authority to select the persons to whom awards will be made, to prescribe the terms and conditions of each award and make amendments thereto, to construe, interpret and apply the provisions of the Stock Incentive Plan and of any agreement or other instrument evidencing an award and to make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Stock Incentive Plan. The grant of stock options is based primarily on an employee’s level in the organization and their contribution to our growth and profitability.

Stock options have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine. Generally, grants of stock options vest in equal amounts over four years and, unless otherwise determined by the Compensation Committee, employees must be employed by us for such options to vest. We do not have any plan to select option grant dates for our named executive officers in coordination with the release of material non-public information. The exercise price per share of Class B Common Stock covered by an option may not be less than 100% of the fair market value of the underlying Class B Common Stock on the date of grant. For purposes of the Stock Incentive Plan, unless otherwise determined by the Compensation Committee, the fair market value of a share of Class B Common Stock as of any given date is the closing sale price per share reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Class B Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the next day on which a sale was reported.

In January of 2013, Mr. Alan Miller made recommendations to our Compensation Committee with respect to stock option awards to our named executive officers (except for himself) and other eligible employees. The number of stock options awarded to each of our named executive officers during 2013 was comparable to the awards granted to each individual in 2012. The number of stock options awarded to each of our named executive officers in January of 2013 was as follows: Alan B. Miller (590,000); Marc D. Miller (90,000); Steve G. Filton (70,000); Debra K. Osteen (70,000); and; Marvin G. Pember (50,000). In determining the number of options to award to our named executive officers, the Compensation Committee considered Mr. Alan Miller’s recommendations and took into account individual performance in light of a named executive officer’s position, responsibilities and contribution to our financial performance as well as his or her potential contribution to our growth and productivity. In addition, the Compensation Committee also reviewed and considered the compensation data and competitive performance data prepared by Pay Governance LLC in December 2012, including stock-based compensation, and reviewed historical company practices with respect to stock option and long-term incentive awards. The grant date value of Mr. Alan Miller’s above-mentioned 2013 stock option award exceeded the 75% percentile of the peer group and the grant date values of the 2013 stock option awards for Messrs. Marc Miller, Filton and Pember and Ms. Osteen were at or below the median versus the peer group. For a description of the long-term incentive awards granted to our named executive officers in 2013, please see the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

Additionally, in March of 2014, Mr. Alan Miller made recommendations to our Compensation Committee with respect to stock option awards to our named executive officers (except for himself) and other eligible employees. The number of stock options awarded to each of our named executive officers during 2014, which were unchanged from the 2013 awards, was as follows: Alan B. Miller (590,000); Marc D. Miller (90,000); Steve G. Filton (70,000); Debra K. Osteen (70,000); and; Marvin G. Pember (50,000). In determining the number of options to award to our named executive officers, the Compensation Committee considered Mr. Alan Miller’s recommendations and took into account individual performance in light of a named executive officer’s position, responsibilities and contribution to our financial performance as well as his or her potential contribution to our growth and productivity. In addition, the Compensation Committee also reviewed and considered the compensation data and competitive performance data prepared by Pay Governance LLC in January, 2014, including stock-based compensation, and reviewed historical company practices with respect to stock option and long-term incentive awards.

Restricted Stock Awards.    The 2010 Employees’ Restricted Stock Purchase Plan (the “Restricted Stock Plan”), which is administered by the Compensation Committee, provides for the sale of shares of our Class B Common Stock to eligible personnel for a purchase price equal to par value. Shares of our Class B Common Stock may be sold under the Restricted Stock Plan to any of our employees or consultants.

Vesting conditions on shares issued under the Restricted Stock Plan may consist of continuing employment for a specified period of time following the purchase date. Alternatively, or in addition, vesting may be tied to the satisfaction of specific performance objectives established by the Compensation Committee based upon any one or more of the business criteria used in determining the bonuses for our named executive officers, as mentioned above. We have the right to repurchase the shares for the same purchase price (par value) if specified vesting conditions are not met.

Typically, a vesting condition based upon any of the above performance criteria will qualify for the exception to the Code’s Section 162(m) deduction limitation if it is imposed in writing by the Compensation Committee within 90 days of the beginning of the applicable performance period, and it is sufficiently objective to enable a third party having knowledge of the relevant facts to determine whether the condition is met. The Compensation Committee is solely responsible for determining whether a performance-based vesting condition is satisfied at the end of the applicable performance period.

The Compensation Committee believes restricted stock awards, at times, can be effective in achieving our compensation objectives because employees realize immediate value as restricted stock awards vest, with the value increasing as our stock performance increases. Additionally, cash dividends are paid on all outstanding awards of restricted stock as an additional element of compensation and to provide employees incentives to sustain or increase our performance. We do not have any plan to select restricted stock award grant dates for our named executive officers in coordination with the release of material non-public information.

Deferred Compensation

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A, provides that eligible employees may elect to defer a portion of their base salary and bonus award into deferred compensation accounts that accrue earnings based upon the selection of available investment options. An “eligible employee” under the Deferred Compensation Plan is: (i) an employee whose base compensation for 2013 is expected to be $115,000 or higher and has been approved by our Chief Executive Officer, or; (ii) any other employee who has been approved by our Chief Executive Officer. The base compensation threshold is adjusted annually for cost-of-living increases. Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 25% of an employee’s base salary or 50% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation to be distributed in a lump sum or installments to begin at retirement or a scheduled distribution date. The available investment options consist of certain mutual funds, which include: (i) conservative (e.g. money markets or bonds); (ii) moderately conservative (e.g. balanced funds), and; (iii) aggressive (e.g. domestic and international equity). Our obligation to make payments of amounts credited to participants’ deferred compensation accounts is a general unsecured obligation. In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees. Two of our named executive officers deferred a portion of their base salary and/or bonus paid during 2013 to the Deferred Compensation Plan. The Compensation Committee believes that, by offering an alternative savings alternative for our named executive officers, the Deferred Compensation Plan supports our objectives to attract, retain and motivate talented personnel.

For a further description of the Deferred Compensation Plan, please refer to the Nonqualified Deferred Compensation table and the narrative discussion included in this Proxy Statement.

Retirement Benefits

Our retirement benefits consist of our Executive Retirement Income Plan and a 401(k) plan. These plans are designed in combination to provide an appropriate level of replacement income upon retirement. The Compensation Committee believes that these retirement benefits provide a balanced and competitive retirement program and support our objectives to attract, retain and motivate talented personnel.

Executive Retirement Income Plan.    In October 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with us may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 (applicable to participants added to the plan before 2008) or age 65 (applicable to participants added to the plan after January 1, 2008). The benefit is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of qualified years (not to exceed 10) of the participant’s employment with us.

Payment of the benefit will be made in 60 monthly installments following the participant’s retirement date. If an employee ceases employment with us prior to the applicable retirement age, or an employee has not completed at least 10 years of active employment with us, no retirement income will be payable to the employee unless the Board of Directors determines otherwise. For a further description of the Executive Retirement Income Plan, please refer to the Pension Benefits Table included in this Proxy Statement.

401(k) Plan.    We maintain a 401(k) plan for all employees, including our named executive officers, as an additional source of retirement income. Pursuant to the 401(k) plan, in 2013, we made matching contributions (subject to highly compensated employee limits set by the Internal Revenue Code) to the 401(k) plan of approximately $30 million. Most of the named executive officers participated in the 401(k) plan in 2013. Accordingly, we made matching contributions equal to $7,650 to the 401(k) plan for each of the participating named executives.

Benefits

Our named executive officers are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision, life and disability plans, all of which the Compensation Committee believes are commensurate with plans of other similarly situated public companies in the hospital management industry.

Company Aircraft.    We have a partial ownership interest in a fixed wing aircraft that has been utilized for business purposes by members of our management team, including our named executive officers, and for personal use by Mr. Alan Miller, as stipulated in his employment agreement. When the aircraft is utilized for personal purposes by Mr. Alan Miller and/or his family members, the incremental costs incurred, including the regular hourly charges, variable fuel charges and associated fees and taxes, are directly reimbursed to us by Mr. Alan Miller and therefore no imputed amounts are included in the Summary Compensation Table.

Automobile.    Mr. Alan Miller utilizes his automobile for both business and personal purposes. As reimbursement for his business-related usage, we paid 70% of the original purchase price of the vehicle and Mr. Alan Miller paid the remainder. We also pay for other expenses related to the vehicle including maintenance and fuel costs, $3,286 in 2013 of which (the amount deemed to be related to his personal use) is included in the Summary Compensation Table in “All other compensation”.

Reimbursement of Relocation Expenses.    In the normal course of business, in an effort to satisfy our staffing needs with high-quality personnel and/or support the career development of an employee by enabling them to assume a position of broader scope and complexity, we may need to place an executive in a position in a geographic location which differs from that in which the individual resides. The relocation benefits for our executives are patterned on standard industry practices and are competitive in design. The provisions for relocation benefits are the same for several of the top layers of management and consistently administered. Included in the relocation benefits are reimbursements or direct payment to vendors for expenses that include items like a short duration house hunting trip, movement of household goods and personal items, short duration of interim living expenses and certain closing costs for the sale and purchase of a house. Relocation reimbursement that is taxable to the individual is typically grossed-up to cover the resulting incremental income tax expense. During 2013, we did not pay any relocation expenses on behalf of our named executive officers.

Other Perquisites.    From time to time, we make tickets to cultural and sporting events available to our employees, including our named executive officers, for business purposes. If not utilized for business purposes, the tickets are made available to our employees, including our named executive officers, for personal use.

Split-Dollar Life Insurance Agreements.    In October 1998, we entered into split dollar life insurance agreements, with a combined face value of $16 million, in connection with second to die insurance policies issued on the lives of our chief executive officer, Alan B. Miller and his wife and owned by the Alan B. Miller 1998 Dual Life Insurance Trust (the “1998 Trust”). We entered into two additional split dollar life insurance agreements, with a combined face value of $30 million, in connection with life insurance policies issued on the life of Alan B. Miller and owned by the Alan B. Miller 2002 Trust (the “2002 Trust”) in January 2002. Anthony Pantaleoni, a director of the Company, is Trustee of the 1998 Trusts and the 2002 Trusts.

In December, 2010, with assistance from its advisors, the Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, the Company’s entering into supplemental life insurance plans and agreements with the 1998 Trust and the 2002 Trust (collectively, the “Trusts”) previously established by Mr. Miller and which previously owned the policies. The supplemental life agreements replaced the existing arrangements. The supplemental life agreements are intended to constitute a “non-equity endorsement split-dollar arrangement” as defined by Internal Revenue Code and Regulations. In order to effectuate the supplemental life agreements, the Trusts transferred the life insurance policies to the Company in exchange for cancellation of the previously existing split-dollar agreement obligation to repay the Company’s premium advances. This transfer terminated the previously existing split-dollar arrangements. As a result of these transfers, the Company owns the policies and agreed to endorse a portion of the death benefit to the Trusts. The Company (and the Trusts) agreed to resume making premium payments on the policies, which had been suspended since 2002, with the consent of Mr. Miller, due to uncertainties regarding the legality of the fundings of the previously existing split-dollar arrangements pursuant to the Sarbanes-Oxley Act of 2002. Premium payments will be shared by the Company and the Trusts, with the Trusts’ portion determined under the principles established by applicable U.S. Treasury Department pronouncements, notices, rulings and regulations in effect for determining such costs for insurance (the same premium division contemplated in the original arrangement). Upon death of the insured(s), the Company will receive the greater of the cash value of the policy or the aggregate premiums paid by the Company and the Trusts. The Trusts will receive the remaining death benefit proceeds under the policies.

As a result of these Agreements, based on actuarial tables and other assumptions, during the life expectancies of the insureds, and including amounts paid through 2013, the Company would pay approximately $25.3 million in premiums and the Trusts would pay approximately $8.2 million in premiums. Based on the projected premiums mentioned above, and assuming the policies remain in effect until the death of the insureds, the Company will be entitled to receive death benefit proceeds of no less than $33.5 million representing the $25.3 million of aggregate premiums paid by the Company as well as the $8.2 million of aggregate premiums paid by the Trusts.

Based on these projections, the total economic pre-tax cost to the Company (which includes the projected cost of capital net of the income resulting from the Trusts’ expected future receipt of the $8.2 million of premiums paid by the Trusts) would be $11.3 million over the life expectancies of the insureds. During 2013 and 2012, the Company paid approximately $1.3 million and $1.4 million, respectively, in premium payments. The

Company expects to expend between $900,000 and $1.3 million during each of the next ten years and lesser amounts thereafter. All of the Company’s premium payments (as well as the Trusts’) are expected to be repaid to the Company utilizing the death benefit proceeds. The Company recorded net after-tax (income)/expense of ($86,000) during 2013, ($32,000) during 2012 and $65,000 during 2011, respectively, in connection with the present value computations related to the Company’s projected premium funding commitment over the terms of the policies and the projected death benefit proceeds due to the Company in the future, as discussed above.

The Compensation Committee has determined to offer the above-described fringe benefits and perquisites in order to attract and retain our named executive officers by offering compensation opportunities that are competitive with those offered by our peers. In determining the total compensation payable to our named executive officers, for a given fiscal year, the Compensation Committee considers such fringe benefits and perquisites. However, with the exception of the above-mentioned split dollar life insurance agreements related to Mr. Alan B. Miller, given the fact that such other fringe benefits and perquisites, which are available to our named executive officers, represent a relatively insignificant portion of their total compensation, they do not materially influence the decisions made by the Compensation Committee with respect to other elements of each individual’s total compensation. For a further description of the fringe benefits and perquisites received by our named executive officers during 2013, please refer to the narrative discussion included in this Proxy Statement.

Rewards/Compensation Risk Analysis:    As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The review found that there were no excessive risks encouraged by the Company’s reward programs and the rewards programs do not produce payments that have a material impact on the financial performance of the organization. Approximately 400 employees (including the named executive officers) of our 47,000 full-time employees (comprising 0.8% of our full-time employees) have incentive plans that entitle those individuals to larger bonus awards if profitability increases. However, although the plans are based on profitability, the bonus awards for these employees are capped at specific award levels (typically at 125% or less of base salary). Therefore, should our profitability increase, even by significant amounts, we do not believe the additional aggregate bonus awards would have a material unfavorable impact on our future results of operations.

Summary

The foregoing discussion describes the compensation objectives and policies that were utilized with respect to our named executive officers during 2013 and 2014. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods that the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Robert H. Hotz

Lawrence S. Gibbs

John H. Herrell

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of Robert H. Hotz, Lawrence S. Gibbs and John H. Herrell. All the members of the Compensation Committee are independent directors and no member has ever been one of our officers or employees or had a relationship with us that required disclosure.

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for our Chief Executive Officer, our Chief Financial Officer and the other most highly compensated executive officers for services rendered to UHS and its subsidiaries during the past three fiscal years. We refer to these officers collectively as our named executive officers:

Name and principal position	Year	Salary ($)	Bonus ($)		Grant Date Fair Value Stock Awards ($)		Grant Date Fair Value Option Awards (2.) ($)	Non-Equity Incentive Plan Compensation (3.) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (4.) ($)	All other compen- sation (7.) ($)	Total ($)
Alan B. Miller, Chairman of the Board and Chief Executive Officer	2013	$1,500,058	$0		$0		$7,846,233	$2,310,089	$79,913	$1,414,824	$13,151,117
	2012	1,428,055	0		1,999,993	(1.)	6,322,853	385,575	34,701	1,497,268	11,668,445
	2011	1,400,054	0		0		6,848,956	2,716,105	55,471	1,479,695	12,500,281
Marc D. Miller, President and Director	2013	$644,692	$0		$0		$1,196,883	$645,337	$30,960	$421	$2,518,293
	2012	615,024	0		0		964,503	107,937	192,018	476	1,879,958
	2011	557,522	0		0		1,044,756	703,035	105,418	476	2,411,207
Steve G. Filton, Senior Vice President, Chief Financial Officer and Secretary	2013	$525,320	$0		$0		$930,909	$404,496	$25,358	$8,542	$1,894,625
	2012	507,519	0		0		750,169	68,515	70,250	8,392	1,404,845
	2011	471,018	0		0		812,588	456,887	55,471	8,242	1,804,206
Debra K. Osteen, Senior Vice President and President, Behavioral Health Division	2013	$583,517	$0		$0		$930,909	$331,146	$21,337	$8,510	$1,875,419
	2012	566,522	0		0		750,169	444,012	69,102	7,939	1,837,744
	2011	525,020	0		0		812,588	521,082	93,289	8,265	1,960,244
Marvin G. Pember, Senior Vice President and President, Acute Care Division	2013	$575,022	$1,000,000	(5.)	$0		$664,935	$110,692	$0	$8,971	$2,359,620
	2012	$575,022	$1,000,000	(5.)	$0		$535,835	$19,407	$0	$596,853	$2,727,117
	2011	222,268	100,000	(6.)	0		310,686	0	0	108,742	741,696

(1.)	Represents the grant date fair value of award made during 2012 under the 2010 Employees’ Restricted Stock Purchase Plan (the “2010 Plan”). This award is scheduled to vest as follows: 50% at the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. Dividends declared by the Company are paid with respect to outstanding shares of restricted stock.

(2.)	Represents grant date fair value for awards made pursuant to our Amended and Restated 2005 Stock Incentive Plan. For the assumptions used for the fair value valuations, please refer to Note 5—Common Stock, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended December 31, 2013, 2012 and 2011.

(3.)

Reflects the dollar value of annual bonuses earned during each of the last three years pursuant to the terms of our Executive Incentive Plan as approved by our Compensation Committee on March 26, 2014 (for 2013), April 19, 2013 (for 2012) and on March 21, 2012 (for 2011). As a percentage of each individual’s annual base salary, the bonus amounts earned were as follows: Alan B. Miller 154% in 2013,

27% in 2012 and 194% in 2011; Marc D. Miller 100% in 2013, 18% in 2012 and 126% in 2011; Steve G. Filton 77% in 2013, 14% in 2012 and 97% in 2011; Debra K. Osteen 57% in 2013, 78% in 2012 and 99% in 2011, and; Marvin G. Pember 19% in 2013 and 3% in 2012.

(4.)	These amounts represent the aggregate change in the present value that accrued for each named executive in 2013, 2012 and 2011 under the UHS Executive Retirement Plan. The amounts in this column do not reflect compensation deferrals pursuant to our Nonqualified Deferred Compensation Plan since there are no contributions or benefits provide by us in connection with the plan.

(5.)	The two $1 million supplemental cash compensation payments for Mr. Marvin Pember were paid in August, 2012 and 2013, the first and second anniversary dates of his employment, respectively. These supplemental compensation payments were intended to compensate Mr. Pember for a deferred compensation arrangement with his previous employer that he forfeited upon resignation.

(6.)	The $100,000 cash bonus paid to Mr. Pember in 2011 was a sign-on bonus upon commencement of employment.

(7.)	Components of All Other Compensation are as follows:

ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($) (1.)	Tax Reimbur- sements ($) (2.)	Insurance Premiums ($) (3.)	Company Contributions to Retirement and 401(k) Plans ($)	Dividends Paid on Unvested Stock	Total ($)
Alan B. Miller	2013	$47,846	$0	$1,351,442	$7,650	$7,886	$1,414,824
	2012	45,172	0	1,380,800	7,500	63,796	1,497,268
	2011	45,661	0	1,402,867	7,350	23,817	1,479,695

Marc D. Miller	2013	$421	$0	$0	$0	$0	$421
	2012	476	0	0	0	0	476
	2011	476	0	0	0	0	476

Steve G. Filton	2013	$0	$0	$892	$7,650	$0	$8,542
	2012	0	0	892	7,500	0	8,392
	2011	0	0	892	7,350	0	8,242

Debra K. Osteen	2013	$421	$0	$439	$7,650	$0	$8,510
	2012	0	0	439	7,500	0	7,939
	2011	476	0	439	7,350	0	8,265

Marvin G. Pember	2013	$1,321	$0	$0	$7,650	$0	$8,971
	2012	357,855	231,498	0	7,500	0	596,853
	2011	71,225	37,517	0	0	0	108,742

(1.)	2013:

Amount for Mr. Alan Miller consists of the following: (i) $25,000 for professional tax services; (ii) $12,025 for payment of country club dues; (iii) $2,866 for accounting services; (iv) $3,948 for maintenance on personal residence; (v) $3,286 for fuel and maintenance charges incurred in connection with his automobile; (vi) $300 wireless stipend, and; (vii) $421 for sporting event tickets paid for by us.

Amount for Mr. Marc D. Miller and Ms. Debra K. Osteen consists of $421 each for sporting event tickets paid for by us.

Amount for Mr. Marvin G. Pember consist of: (i) $421 for sporting event tickets paid for by us, and; (ii) $900 cell phone stipend.

2012:

Amount for Mr. Alan Miller consists of the following: (i) $25,000 for professional tax services; (ii) $11,497 for payment of country club dues; (iii) $2,336 for accounting services; (iv) $3,870 for maintenance on personal residence; (v) $1,693 for fuel and maintenance charges incurred in connection with his automobile; (vi) $300 wireless stipend, and; (vii) $476 for sporting event tickets paid for by us.

Amount for Mr. Marc D. Miller consists of sporting event tickets paid for by us.

Amount for Mr. Marvin G. Pember consist of the following: (i) $27,073 (after-tax) of relocation expenses paid by us; (ii) $1,085 of non-taxable relocation expenses paid by us; (iii) $328,797 (after-tax) of a one-time, relocation-related payment to compensate Mr. Pember for the excess of his cost basis over the fair-market value of the real property of his former personal residence located in Indiana, which we agreed to purchase in June, 2012 in connection with the commencement of Mr. Pember’s employment with us (the property was subsequently sold by us to an unrelated third-party in January, 2013), and; (iv) $900 cell phone stipend.

2011:

Amounts consist of the following: (i) Mr. Alan B. Miller: $25,000 for professional tax services, $14,225 for payment of country club dues, $2,793 for accounting services, $2,001 for maintenance on personal residence, $1,166 of fuel and maintenance charges incurred in connection with his automobile and $476 for sporting event tickets paid for by us; (ii) Mr. Marc D. Miller and Ms. Debra K. Osteen: $476 for each for sporting event tickets paid for by us, and; (iii) Mr. Marvin G. Pember: $70,850 relocation expenses paid by us and $375 cell phone stipend.

(2.)	Amounts consist of reimbursement for income taxes incurred by Mr. Pember as follows:

2012: (i) $6,765 in connection with Mr. Pember’s relocation expenses paid by us, and; (ii) $224,733 in connection with taxable income earned by Mr. Pember in connection with our purchase of the real property of his former personal residence located in Indiana, as discussed above.

2011: Amount represents reimbursement of income taxes incurred by Mr. Pember in connection with relocation expenses paid by us.

(3.)	Amounts for Mr. Filton and Ms. Osteen consist of premiums paid by us in connection with long-term disability insurance coverage for all years presented.

Amounts for Mr. Alan B. Miller consist of: $1,344,683 in 2013, $1,374,041 in 2012 and $1,396,108 in 2011, of premium payments made in connection with split-dollar-life insurance agreements, as discussed in Split Dollar Life Insurance Agreement, included herein, and $6,759 in each of 2013, 2012 and 2011, of premiums paid by us in connection with long-term disability insurance coverage.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted during fiscal year 2013 to our named executive officers.

Name	Approval / Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1.)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (3.) (#)	All Other Option Awards: Number of Securities Underlying Options (4.) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (5.) ($)	Closing Price on Grant Date ($ / Sh)
		Threshold ($) (2.)	Target ($) (2.)	Maximum ($) (2.)	Threshold ($)	Target ($)	Maximum ($)
Alan B. Miller	3/20/2013	$75,003	$1,500,058	$3,750,145
	1/16/2013							—	590,000	$53.38	$7,846,233	$53.38

Marc D. Miller	3/20/2013	$20,952	$419,050	$1,047,625
	1/16/2013							—	90,000	$53.38	$1,196,883	$53.38

Steve G. Filton	3/20/2013	$13,133	$262,660	$656,650
	1/16/2013							—	70,000	$53.38	$930,909	$53.38

Debra K. Osteen	3/20/2013	$3,647	$182,349	$619,987
	1/16/2013							—	70,000	$53.38	$930,909	$53.38

Marvin G. Pember	3/20/2013	$3,594	$179,694	$610,961
	1/16/2013							—	50,000	$53.38	$664,935	$53.38

(1.)	Pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, each named executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on our achievement of certain corporate and divisional performance criteria. As discussed in the Compensation Discussion and Analysis, with respect to Messrs. Alan B. Miller, Marc D. Miller and Steve G. Filton, 100% of their 2013 annual incentive bonus was determined using certain corporate performance criteria, and with respect to Ms. Osteen and Mr. Pember, their 2013 annual incentive bonus was determined utilizing: (i) 25% of their annual salary based upon the achievement of certain corporate performance criteria, and; (ii) 75% of their annual salary based upon the achievement of certain divisional income targets.

(2.)	Estimates calculated based upon 2013 salaries.

(3.)	Restricted shares of Class B Common Stock issued under the Company’s 2010 Employees’ Restricted Stock Purchase Plan.

(4.)	Stock option awards issued on January 16, 2013 were issued under our Amended and Restated 2005 Stock Incentive Plan.

(5.)	Represents the full grant date fair value for the stock awards and option awards, calculated in accordance with ASC 718 as described in our Form 10-K for the year ended December 31, 2013.

Chief Executive Officer Employment Agreement

As discussed in the Compensation Discussion and Analysis, unlike our other named executive officers, Mr. Alan Miller’s compensation is determined in large part by the terms of his employment agreement. Mr. Miller’s base salary, minimum annual bonus and certain perquisites are determined under his employment agreement. On July 24, 2013, we entered into a new employment agreement with Alan B. Miller (effective July 1, 2013) which provides that Mr. Miller will continue to serve as Chief Executive Officer and Chairman of our Board of Directors through December 31, 2017, and subject further to automatic annual renewal for one additional year unless either party elects otherwise. Pursuant to this new employment agreement, Mr. Miller’s annual salary was $1.5 million for the calendar year ending December 31, 2013.

Mr. Alan Miller participates in benefit plans and programs that are made available to other employees and he receives certain executive perquisites, including, but not limited to, split dollar life insurance benefits, payment of certain automobile costs, payment of country club dues, tax and accounting services, use of a private plane for personal purposes for up to 60 hours per year, subject to reimbursement by Mr. Alan Miller of the incremental costs incurred at market rates, and such other fringe benefits as the Compensation Committee of our Board of Directors may determine (as discussed in the Compensation Discussion and Analysis).

Mr. Alan Miller’s salary as our Chief Executive Officer will be $1,537,500 for 2014 which is a 2.5% increase over his 2013 salary. Mr. Miller is also entitled to an annual bonus opportunity target equal to 100% of his salary. The amount of the annual bonus for any year may be more or less than the target amount and will be determined by the Board of Directors in accordance with pre-established performance measures.

In addition to the stock options and/or restricted stock granted to Mr. Alan Miller during the years discussed above in the Compensation Discussion and Analysis-Restricted Stock Awards and Stock Options, he was also eligible to receive awards under our long term incentive plan(s), including shares of restricted stock.

For a further description of the employment agreement, please refer to the Potential Payments Upon Termination or Change-in-Control section below. For a further description of the compensation setting process with respect to Mr. Miller, please refer to the Compensation Discussion and Analysis section above.

Chief Executive Officer Restricted Stock Grants in 2014 and 2012

Pursuant to Mr. Alan Miller’s employment agreement, in March, 2014, the Compensation Committee approved the issuance of 19,189 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $1.5 million on the date of grant). These restricted shares were issued pursuant to the 2010 Employees’ Restricted Stock Purchase Plan and have a vesting schedule of 25% on each of the first, second, third and fourth anniversaries of the grant date. The forfeiture of these shares prior to the vesting dates are determined pursuant to the terms set forth in the Restricted Stock Purchase Agreement.

In January, 2012, drawing upon data provided by and discussed with Pay Governance, LLC in December, 2011 the Compensation Committee approved the issuance of 54,127 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $2.0 million on the date of grant) pursuant to the 2010 Employees’ Restricted Stock Purchase Plan. These restricted shares have a vesting schedule of 50% on the first anniversary date of the award, and 25% on each of the second and third anniversary dates of the grant date. Pursuant to the terms of the grant, 50%, or 27,063 shares of restricted stock vested on January 18, 2013 and 25%, or 13,532 shares of restricted stock vested on January 18, 2014. The forfeiture of these shares prior to the vesting dates are determined pursuant to the terms set forth in the Restricted Stock Purchase Agreement. In determining this stock-based incentive award, the Committee reviewed data prepared by Pay Governance, LLC which provided compensation data for comparable positions in other companies within the healthcare industry as well as certain other similar-sized companies in other industries. The review included base salary, short-term cash incentive compensation and long-term, stock-based compensation. This data was considered in determining Mr. Miller’s 2012 compensation which primarily includes base salary, cash incentive compensation (based upon the achievement of specific bonus formula) and stock-based compensation included stock options and restricted stock.

The restricted stock awarded to Mr. Miller did not impact decisions regarding other elements of Mr. Miller’s compensation package.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2013.

Name	Option Awards (1.)					Stock Awards (2.)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3.)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Alan B. Miller
						39,432	$3,204,244	0	0
	590,000	0	0	$31.18	12/15/2014	0	0	0	0
	295,000	295,000	0	$43.67	01/18/2016	0	0	0	0
	147,500	442,500	0	$36.95	01/17/2017	0	0	0	0
	0	590,000	0	$53.38	01/15/2018	0	0	0	0

Marc D. Miller	22,500	0	0	$31.18	12/15/2014	0	0	0	0
	0	45,000	0	$43.67	01/18/2016	0	0	0	0
	0	67,500	0	$36.95	01/17/2017	0	0	0	0
	0	90,000	0	$53.38	01/15/2018	0	0	0	0

Steve G. Filton	70,000	0	0	$31.18	12/15/2014	0	0	0	0
	35,000	35,000	0	$43.67	01/18/2016	0	0	0	0
	17,500	52,500	0	$36.95	01/17/2017	0	0	0	0
	0	70,000	0	$53.38	01/15/2018	0	0	0	0

Debra K. Osteen
	17,500	0	0	$31.18	12/15/2014	0	0	0	0
	0	35,000	0	$43.67	01/18/2016	0	0	0	0
	17,500	52,500	0	$36.95	01/17/2017	0	0	0	0
	0	70,000	0	$53.38	01/15/2018	0	0	0	0

Marvin G. Pember	7,500	15,000	0	$38.12	08/10/2016	0	0	0	0
	0	37,500	0	$36.95	01/17/2017	0	0	0	0
	0	50,000	0	$53.38	01/15/2018	0	0	0	0

1.	Stock option awards. All of the stock options are scheduled to vest ratably on the first, second, third and fourth anniversary dates from the date of grant. The applicable grant dates for the options indicated above are set forth below:

•	On December 16, 2009, stock options were granted with an exercise price of $31.18.

•	On January 19, 2011, stock options were granted with an exercise price of $43.67.

•	On August 11, 2011, stock options were granted with an exercise price of $38.12.

•	On January 18, 2012, stock options were granted with an exercise price of $36.95.

•	On January 16, 2013, stock options were granted with an exercise price of $53.38.

2.	Restricted Stock Awards. The outstanding restricted stock awards for Mr. Alan B. Miller are scheduled to vest as follows:

•	13,532 shares on January 18, 2014; 13,532 shares on January 18, 2015, and; 12,368 shares on January 20, 2014.

3.	Based on the closing sale price of the Class B Common Stock on the New York Stock Exchange on December 31, 2013 of $81.26 per share.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock option exercises by, and the vesting of stock for, our named executive officers during fiscal year 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1.)	Value Realized on Vesting ($)
Alan B. Miller	295,000	$13,730,250	27,463	$1,576,925
			12,368	$685,929
			27,063	$1,500,914

Marc D. Miller	67,500	$1,909,575
	45,000	$1,136,000
	22,500	$984,825

Steve G. Filton	70,000	$3,281,250

Debra K. Osteen	52,500	$2,004,975
	35,000	$1,284,850

Marvin Pember	7,500	$245,475
	12,500	$423,750

(1.)	Restricted stock vested as follows:

•	On January 18, 2013, 27,063 shares of restricted stock vested for Mr. Alan B Miller.

•	On January 20, 2013, 12,368 shares of restricted stock vested for Mr. Alan B Miller.

•	On February 18, 2013, 27,463 shares of restricted stock vested for Mr. Alan B Miller.

PENSION BENEFITS

The following table provides information about pension benefits pursuant to our Executive Retirement Plan for our named executive officers.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1.)	Payments During Last Fiscal Year ($)
Alan B. Miller	35	$1,951,928	0
Marc D. Miller	19	$628,884	0
Steve G. Filton	28	$659,302	0
Debra K. Osteen	29	$732,571	0
Marvin G. Pember	N/A	$0	0

(1.)	4% discount rate applied.

In October 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with us may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 (applicable to participants added to the plan before 2008) or age 65 (applicable to participants added to the plan after January 1, 2008). The benefit is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of qualified years (not to exceed 10) of the participant’s employment with us.

Payment of the benefit will be made in 60 monthly installments following the participant’s retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. If an employee ceases employment with us prior to the applicable retirement age, or an employee has not completed at least 10 years of active employment with us, no retirement income will be payable to the employee unless the Board of Directors determines otherwise.

For Mr. Alan Miller the aggregate benefit payable (for the 60 months in which the participant receives benefits) assuming retirement as of December 31, 2013 amounted to approximately $2.2 million. As of December 31, 2013, the projected aggregate benefit payable for each of Steve G. Filton, Debra K. Osteen and Marc D. Miller were approximately $900,000, $950,000 and $1.5 million, respectively, based upon the following assumptions: (i) each participant will retire at the age of 62, and; (ii) annual salary increases of 3% are provided until the age of 62 is attained.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information about our Deferred Compensation Plan for our named executive officers.

Name	Executive Contributions in Last Fiscal Year ($) (1.)	Registrant Contributions in Last Fiscal Year ($) (2.)	Aggregate Earnings in Last Fiscal Year ($) (2.)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year- End ($)
Alan B. Miller	$25,000	$0	$180,006	$0	$1,302,583
Marc D. Miller	$0	$0	$10,348	$0	$41,313
Steve G. Filton	$0	$0	$0	$0	$0
Debra K. Osteen	$0	$0	$0	$0	$0
Marvin G. Pember	$109,704	$0	($2,609)	$0	$210,918

(1.)	Amounts included in “salary” in the Summary Compensation Table.

(2.)	Amounts shown are not reported as compensation in the Summary Compensation Table.

Deferred Compensation

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A provides that eligible employees may elect to convert and defer a portion of their base salary and bonus award into investment options in lieu of receiving cash. An “eligible employee” under the Deferred Compensation Plan is: (i) an employee whose base compensation for 2013 is expected to be $115,000 or higher and has been approved by our Chief Executive Officer, or; (ii) any other employee who has been approved by our Chief Executive Officer. The base compensation threshold is adjusted annually for cost-of-living increases.

Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 25% of an employee’s base salary or 50% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation to be distributed in a lump sum or installments to begin at retirement or a scheduled distribution date. The available investment options consist of certain mutual funds which include: (i) conservative (e.g. money markets or bonds); (ii) moderately conservative (e.g. balanced funds), and; (iii) aggressive (e.g. domestic and international equity). Our obligation to make payments of amounts credited to participants’ deferred compensation accounts is a general unsecured obligation. In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees.

Our obligations under the Deferred Compensation Plan in connection with an employee’s retirement account are payable, beginning at retirement at age 55 and 10 years of service, in equal installments over a ten year period; except that an employee may make a distribution election to receive the balance of the participant’s retirement account in either a single one lump sum or equal annual or less frequent installments over a period not to exceed ten years. An employee will receive a lump sum distribution as a result of termination of employment for other than retirement, death or disability. An employee may change his distribution elections by making new distribution elections at least 12 months prior to the date on which such payment was otherwise scheduled to be made and must be delayed until a date that is at least five years after the date the distribution was previously scheduled to begin.

Our obligations under the Deferred Compensation Plan in connection with an employee’s scheduled distribution are payable in a lump sum or installments of two to ten years, commencing on the date indicated by the employee. If the employee’s employment is terminated prior to the distribution of obligations in accordance with a scheduled distribution then the amounts credited to such accounts will be transferred to the employee’s retirement account and distributed in accordance with the employee’s distribution election for that account.

If an employee experiences a financial hardship that is the result of an “unforeseeable emergency,” as defined under the Deferred Compensation Plan, he or she may apply to the administrator of the Deferred Compensation Plan for an emergency withdrawal against his or her accounts. Such an emergency withdrawal may be allowed at the discretion of the administrator, in which case the employee’s account will be reduced accordingly.

Executive Retirement Income Plan

For a description of the Executive Retirement Income Plan and potential payments thereunder, please refer to the Pension Benefits Table and the related narrative discussion included in this Proxy Statement.

Split-Dollar Life Insurance Agreements:

See Split-Dollar Life Insurance Agreements as included above in this Proxy Statement.

Potential Payments Upon Termination or Change-in-Control

Mr. Alan Miller’s employment agreement dated July 24, 2013, provides that Mr. Alan Miller will continue to serve as Chief Executive Officer and Chairman of our Board of Directors through December 31, 2017, subject to automatic annual renewal for one additional year unless either party elects otherwise. The agreement also contemplates that Mr. Alan Miller will remain as Executive Chairman of our Board of Directors during the term of his CEO employment. The employment agreement also contains customary non-disparagement, non-solicitation and non-competition provisions.

In general, Mr. Alan Miller’s long-term incentive awards granted pursuant to his employment agreement will become fully vested upon termination of his employment other than by us for “cause” or voluntarily by Mr. Alan Miller before the end of the applicable term (under circumstances not involving a breach of the employment agreement by us).

If Mr. Alan Miller’s employment is terminated for “cause”, as defined in the employment agreement, he will be entitled to any benefits payable to or earned by Mr. Miller with respect to any period of his employment or other service prior to the date of such discharge.

If Mr. Alan Miller’s employment as Chief Executive Officer is terminated due to his disability, Mr. Alan Miller shall be paid a pro rata portion of the annual bonus which would otherwise have been payable for the year in which his employment terminates, plus an amount equal to one-half of Mr. Alan Miller’s base salary, payable in twelve equal monthly installments. If Mr. Alan Miller’s employment or service terminates due to his death, Mr. Alan Miller’s beneficiary shall receive a pro rata portion of the annual bonus which would otherwise have been payable to Mr. Alan Miller for the year of his death.

If Mr. Miller terminates his employment or other service under the employment agreement because of a material change in the duties of his office or any other breach by us of our obligations, or in the event of the termination of Mr. Alan Miller’s employment by us without cause or otherwise in breach of the employment agreement, Mr. Alan Miller will generally continue to receive all of the cash compensation, benefits and minimum long term incentive compensation set forth in the employment agreement as if his employment or service had not terminated, and the vesting of his long-term incentive plan awards will accelerate.

The following table provides quantitative disclosure of the estimated payments that would be made to Mr. Alan Miller under his employment agreement as of December 31, 2013, the last business day of our fiscal 2013, assuming that the employment agreement would have been in effect at that time:

	Cash Severance Payment ($)		Perquisites/ Benefits ($)		Vesting Acceleration of Previously Granted Stock Based Awards ($) (e.)	Continuation of Restricted Stock Awards ($)		Total Termination Benefits ($)
Alan B. Miller
Termination by Us for “Cause”	$0		$0		$0	$0		$0
Termination Due to Mr. Alan Miller’s Disability	$1,537,500	(a.)	$0		$17,388,630	$0		$18,926,130
Termination Due to Mr. Alan Miller’s Death	$0		$0		$17,388,630	$0		$17,388.630
Termination by Mr. Alan Miller for “Breach by the Company” or Termination by the Company Without Cause	$12,673,945	(b.)	$5,730,776	(c.)	$17,388,630	$6,000,000	(d.)	$41,793,351

(a.)	Based upon 50% of the targeted 2014 non-equity incentive plan bonus award and 50% (6 months) of Mr. Alan Miller’s 2014 base salary.

(b.)	Assumes (i) continuation of all cash compensation through 2017; (ii) annual base salary increase of 2.0% through 2017, and; (iii) an annual bonus award equal to 100% of his estimated base salary through 2017, which assumes the achievement of the bonus opportunity target set forth under Mr. Alan Miller’s employment agreement.

(c.)	Assumes (i) continuation of all entitled perquisites through 2017; (ii) continuation of insurance premiums in connection with long-term disability, our 401(k) match and charges all of which were based upon the actual 2013 amounts. Additionally, assumes premiums due in connection with split-dollar life insurance agreements through 2017. Please see the Summary Compensation and the All Other Compensation table included herein.

(d.)	Assumes continuation of minimum long term incentive compensation through 2017.

(e.)	Represents grant date fair value of unvested awards as of December 31, 2013. The full grant date fair values of these awards were also included in the Summary Compensation Table in the year of original grant.

2013 DIRECTOR COMPENSATION

The following table provides information concerning the compensation of our Non-Employee Directors for 2013.

Name	Fees Earned or Paid in Cash ($)	Grant Date Fair Value Stock Awards (1.) ($)	Grant Date Fair Value Option Awards (2.) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John H. Herrell	$64,000	$0	$199,482	$0	$0	$263,482
Robert H. Hotz	$68,500	$0	$199,482	$0	$0	$267,982
Eileen C. McDonnell (3.)	$42,021	$0	$0	$0	$0	$42,021
Anthony Pantaleoni	$40,000	$0	$199,482	$0	$0	$239,482
Lawrence S. Gibbs	$58,500	$0	$199,482	$0	$0	$257,982

(1.)	There were no restricted stock awards made to our non-employee directors during 2013.

(2.)	With the exception of Eileen C. McDonnell who was appointed to the Board of Directors in April, 2013, each non-employee director received 15,000 stock options on January 16, 2013, which had a grant date fair value of $199,482. In addition, on March 26, 2014, each of the members of the board of directors reflected above received 15,000 stock options.

As of December 31, 2013 the following stock options were outstanding for each director:

John H. Herrell	37,500
Robert H. Hotz	37,500
Anthony Pantaleoni	37,500
Lawrence S. Gibbs	26,250

(3.)	Ms. Eileen C. McDonnell was appointed to the Board of Directors in April, 2013.

Cash Compensation.    During 2013, all active non-employee directors received an annual retainer of $40,000 for service on the Board of Directors (all of Eileen C. McDonnell’s annual retainers were prorated accordingly). Additionally, during 2013, John H. Herrell, Chairperson of the Audit Committee received an annual retainer of $10,000 for his services in that capacity and Eileen C. McDonnell, Lawrence Gibbs and Robert H. Hotz, members of the Audit Committee, each received an annual retainer of $2,500. Also, during 2013,

Robert Hotz, received $5,000 for his services as Chairperson of the Compensation Committee and an additional $5,000 for his services as Chairperson of the Nominating & Governance Committee. Each non-employee director also was paid a $1,000 meeting fee for participation in each committee meeting in excess of 30 minutes. Meeting fees paid during 2013 were as follows: Robert H. Hotz was paid $16,000, Eileen C. McDonnell was paid $10,000, John H. Herrell was paid $14,000 and Lawrence S. Gibbs was paid $16,000.

During 2014, we anticipate that each active non-employee director will receive an annual retainer of $40,000 for service on the Board of Directors. Additionally, during 2014, John H. Herrell, Chairperson of the Audit Committee, will receive an annual retainer of $10,000 for his service in that capacity and members of the Audit Committee will receive an annual retainer of $2,500 each. Also during 2014, Robert H. Hotz, Chairperson of the Compensation Committee and Chairperson of the Nominating & Governance Committee, will receive annual retainers of $5,000 each for his services in the respective capacities. Each non-employee director will be paid a meeting fee of $1,000 for participation in each committee meeting in excess of 30 minutes. All retainers and meeting fees will be paid in cash.

Stock Option Awards.    On January 16, 2013, all non-employee directors received an option to purchase 15,000 shares of our Class B Common Stock at an exercise price of $53.38 per share. These options have a fair value of $13.30 per share. These stock options were granted under our Second Amended and Restated 2005 Stock Incentive Plan, vest ratably over four years and expire on the fifth anniversary of the grant date. Additionally, on March 26, 2014, all non-employee directors received an option to purchase 15,000 shares of our Class B Common Stock at an exercise price of $78.17 per share. These stock options were granted under our Second Amended and Restated 2005 Stock Incentive Plan, vest ratably over four years and expire on the fifth anniversary of the grant date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.

Based upon a review of the copies of such reports furnished to us during fiscal year 2013 and written representations from our executive officers and directors, we believe that during the 2013 fiscal year, the officers, directors and holders of more than 10% of our Common Stock complied with all Section 16(a) filing requirements, with the following exception:

Anthony Pantaleoni sold 350 shares of Class B Common Stock on September 12, 2012. Mr. Pantaleoni also sold 3,655 shares of Class B Common Stock on March 13, 2013. These transactions were subsequently reported on a Form 4 filed by Mr. Pantaleoni on May 15, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Marc D. Miller, a member of our Board of Directors and President of the Company, is the son of Alan B. Miller, our CEO. Marc D. Miller is a named executive officer and therefore the salary and other compensation arrangements between us and Marc D. Miller are disclosed and described throughout this Proxy Statement.

Anthony Pantaleoni, a member of our Board of Directors and a member of the Executive Committee is Of Counsel to Fulbright & Jaworski L.L.P., the law firm we use as our principal outside counsel. This law firm also provides personal legal services to our Chief Executive Officer. Mr. Pantaleoni is also the trustee of certain trusts for the benefit of the Chief Executive Officer and his family.

Pursuant to our Code of Business Conduct and Corporate Standards, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest which is a conflict of interest with, or which interferes or has the potential to interfere with, the interests of the Company or any of its subsidiaries or facilities. In addition, all employees, officers and directors of the Company and its subsidiaries are required to disclose to our compliance officer any financial interest or ownership interest or any other relationship that he or she (or a member of his or her immediate family) has with customers, vendors, or competitors of the Company or any of its subsidiaries or facilities. James Caponi is currently our Chief Compliance Officer.

All employees, officers and directors of the Company and its subsidiaries are prohibited from entering into a related party transaction with the Company without the prior approval of our compliance officer. Any request for the Company to enter into a transaction with an employee, officer or director or any of such persons’ immediate family members must first be presented to our compliance officer for review, consideration and approval. In approving or rejecting the proposed agreement, our compliance officer will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Our compliance officer shall only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, the Company’s best interests, as determined in good faith by our compliance officer.

Except as otherwise disclosed in this Proxy Statement, since the beginning of the Company’s last fiscal year, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any employee, executive officer or director, holder of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

Please see “Corporate Governance—Director Independence” for additional information on the independence of our directors.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has affirmatively determined that four of its seven current members (John H. Herrell, Robert H. Hotz, Lawrence S. Gibbs and Eileen C. McDonnell) are independent directors under the applicable rules and regulations of the SEC and the New York Stock Exchange listing standards. Eileen C. McDonnell was appointed to our Board of Directors in April, 2013.

In determining independence, the Board of Directors affirmatively determines each year whether directors have any material relationship with us. When assessing the materiality of a director’s relationship with us, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board of Directors has concluded that no material relationship exists between us and any of our independent directors, other than each such person’s position as one of our directors.

We are eligible to be treated as a controlled company under New York Stock Exchange Rule 303A due to the fact that the family of Alan B. Miller holds more than 95% of the shares of Class A and Class C Common Stock, which is entitled to elect 80% of the entire Board of Directors and constitutes more than 50% of our aggregate voting power. New York Stock Exchange Rule 303A states that a controlled company need not have a majority of independent directors on its board or have nominating/corporate governance and compensation committees composed entirely of independent directors. We have elected to avail ourselves of a limited aspect of the Rule 303A exemption, determining that the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for Board positions that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock of the Company. We currently intend to have a majority of independent directors on our Board of Directors and all independent directors on our Audit Committee, Compensation Committee and Nominating & Governance Committee.

Meetings of the Board of Directors

Regular meetings of the Board of Directors are generally held every other month, while special meetings are called when necessary. Before each Board of Directors or committee meeting, directors are furnished with an agenda and background materials relating to matters to be discussed. During 2013, there were six Board of Directors meetings and all active directors participated in 100% of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings held by all committees of the Board of Directors on which they served. Directors are expected to attend the Annual Meeting of Stockholders. All of our directors attended the 2013 Annual Meeting of Stockholders.

Our Corporate Governance Guidelines provide that the Board of Directors shall hold, in accordance with a schedule determined by the Nominating & Governance Committee of the Board of Directors, executive sessions where non-management directors (i.e., directors who are not our officers, but who do not otherwise have to qualify as “independent directors”) meet without management participation (except as otherwise specifically requested by the non-management directors). John H. Herrell is the presiding director who presides over the executive sessions of the non-management directors. Interested parties may communicate directly and confidentially with the presiding director or with the non-management directors of the Board of Directors as a group by writing to that person or group at Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406.

Board Leadership Structure and Board of Directors

Mr. Alan B. Miller serves as both the Company’s Chairman of the Board and Chief Executive Officer. John H. Herrell is the presiding director who presides over the executive sessions of the non-management directors. The Company believes this structure allows all of the non-management directors to participate in the full range of the Board’s responsibilities with respect to its oversight of the Company’s management. The Board has determined that this leadership structure is appropriate given the size and complexity of the Company, the number of directors overseeing the Company and the Board’s oversight responsibilities.

The specific experience, qualifications, attributes or skills that led to the conclusion that each Director should serve as a Director of the Company, in light of the Company’s business and structure, are as follows:

Alan B. Miller has been a Director of the Company since 1978. Mr. Alan Miller has been the Company’s Chairman of the Board and Chief Executive Officer since 1978, when he founded the Company, and previously served as the Company’s President until May 2009. Prior thereto, he was President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. Mr. Alan Miller is a Trustee of Universal Health Realty Income Trust. He was a Director of Penn Mutual Life Insurance Company from 1994 until February 2013. Mr. Alan Miller oversees all of the Company’s businesses, its operations, development and overall strategy. As a result of his many years of service, Mr. Miller provides expertise on the hospital management industry.

Marc D. Miller has been a Director of the Company since 2006. He was appointed President in May 2009, has been Co-Head of the Company’s Acute Care Division since 2007 and previously served as the Company’s Senior Vice President from 2007 to May 2009 and the Company’s Vice President from January 2005 to May 2009. Mr. Marc Miller has been Vice-President of the Company’s Acute Care Division since August 2004. He has been Assistant Vice President of the Company and Group Director of the Acute Care Division, Eastern Region since June 2003. He was CEO/Managing Director at Central Montgomery Medical Center from February 2002 to May 2003, Chief Operating Officer at Wellington Regional Medical Center from October 2000 to February 2002, and Assistant Administrator at The George Washington University Hospital from August 1999 to October 2000. Mr. Marc Miller provides expertise on the hospital management industry.

Anthony Pantaleoni has been a Director of the Company since 1982. He is Of Counsel to the law firm of Fulbright & Jaworski LLP and he was a partner from 1970 to 2000. His corporate representation has involved a variety of complex transactions, including mergers, acquisitions, joint ventures, leveraged buyouts, exchange offers and corporate restructurings. Additionally, he has had substantial experience in public offerings and private placements of securities, having represented both issuers and investment banking firms in these transactions. Clients represented by Mr. Pantaleoni have included a wide variety of companies, such as a supplier of products which analyze medical health costs. Mr. Pantaleoni provides expertise on legal matters.

Robert H. Hotz has been a Director of the Company since 1991. He is Senior Managing Director, Global Co-Head of Corporate Finance and Co-Chairman of Houlihan Lokey Howard & Zukin. He has also been a member of the Board of Directors and Operating Committee of Houlihan Lokey Howard & Zukin since June 2002. Mr. Hotz is Chairman of the Board of Directors of Pep Boys–Manny, Moe & Jack, and was former Senior Vice Chairman, Investment Banking for the Americas, of UBS LLC. Mr. Hotz provides expertise on financial and strategic advisory matters.

John H. Herrell has been a Director of the Company since 1993. He was the former Chief Administrative Officer of the Mayo Foundation from 1993 through 2002. Mr. Herrell was the Chief Financial Officer of the Mayo Foundation from 1984 until 1993 and held various other capacities since 1968. Mr. Herrell provides expertise on health care companies and financial matters.

Lawrence S. Gibbs has been a Director of the Company since 2011. He has been a Macro Portfolio Manager at Ramius LLC since March 2010. Prior thereto, he was a Portfolio Manager at Millennium Partners LLC from February 2009 to March 2010. Mr. Gibbs was a Portfolio Manager, Chief Investment Officer at JP Morgan Chase Bank N.A. from 2006 to 2009. Mr. Gibbs provides expertise on corporate finance and investment matters.

Eileen C. McDonnell was appointed a Director of the Company in April, 2013. Ms. McDonnell currently serves as Chairman, President and Chief Executive Officer of The Penn Mutual Life Insurance Company. She joined Penn Mutual in 2008 and previously served as President of the company. Ms. McDonnell was also appointed to The Penn Mutual Board of Trustees in 2010. Before joining Penn Mutual, Ms. McDonnell founded ExecMPower, a strategic planning and executive coaching consultancy. Previously, she was president of New England Financial, a wholly owned subsidiary of MetLife, and senior vice president of the Guardian Life Insurance Company. Ms. McDonnell also serves on the Board of Managers of Janney Montgomery Scott LLC, a wholly owned subsidiary of Penn Mutual. In 2012, Ms. McDonnell was named Chairman of the Insurance Federation of Pennsylvania and to the Board of the American Council of Life Insurers. She is also a national advisor to Vision 2020, an initiative of Drexel University College of Medicine Institute for Women’s Health and Leadership. Ms. McDonnell provides expertise on the insurance industry and financial matters.

The Board holds six regular meetings each year to consider and address matters involving the Company. The Board also may hold special meetings to address matters arising between regular meetings. These meetings may take place in person or by telephone. The independent directors also regularly meet in executive sessions outside the presence of management. The Board has access to legal counsel for consultation concerning any issues that may occur during or between regularly scheduled Board meetings. As discussed below, the Board has established a Compensation Committee, an Audit Committee and a Nominating & Governance Committee to assist the Board in performing its oversight responsibilities.

The Nominating & Governance Committee annually oversees a self-evaluation of the current Board members and those committees as the Board shall specify from time to time and reports to the Board with respect to whether the Board and its committees are functioning effectively. The full Board discusses each evaluation report to determine what, if any, actions should be taken to improve the effectiveness of the Board or any committee thereof.

The Board’s Role in Risk Oversight

Consistent with its responsibility for oversight of the Company, the Board, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established. The principal risks associated with the Company are risks related to concentration of the locations of our facilities, dependence on payments from the government and other third party payors, the inability to collect payments from patients, a worsening of the economic and employment conditions in the United States, uncertainties regarding health care reform, competition for patients from other hospitals and health care providers, our ability to recruit and retain quality physicians, our ability to attract and retain qualified nurses and medical support staff, compliance with extensive laws and government regulations, liabilities from claims brought against our facilities, governmental investigations, regulatory actions and whistleblower lawsuits, accreditation of our facilities, acquisition and integration of hospitals, state efforts to regulate the construction or expansion of health care facilities, fluctuations in our operating results, quarter to quarter earnings and other factors, significant corporate regulation as a public company, and dependence on key management personnel.

The Board’s role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee) receives these reports from management to identify and discuss such risks.

The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board, management has implemented a variety of processes, procedures and controls to address these risks.

The Board requires management to report to the full Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives regular reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Company. John Herrell, the Lead Independent Director, periodically meets with management and the Company’s independent registered public accounting firm to review and discuss the activities of the Company and to provide direction with respect thereto.

Stockholder Communications

Stockholders who wish to send communications to the Board of Directors or an individual director should address such communications to Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Committees of the Board of Directors

The Compensation Committee, the Audit Committee, the Nominating & Governance Committee, the Executive Committee and the Finance Committee are the standing committees of the Board of Directors. A current copy of the our Corporate Governance Guidelines, Code of Business Conduct and Corporate Standards, Code of Ethics for Senior Financial Officers, Compensation Committee Charter, Nominating & Governance Committee Charter and Audit Committee Charter are available free of charge on our website at www.uhsinc.com. Copies of these documents also are available in print free of charge to any stockholder who requests them. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K relating to amendments to or waivers of any provision of our Code of Ethics for Senior Financial Officers by promptly posting the information on our website.

Compensation Committee.    The current members of the Compensation Committee are Robert H. Hotz, Lawrence S. Gibbs and John H. Herrell. The Compensation Committee met two times during 2013. The Board of Directors has determined, in its business judgment, that each member of the Compensation Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange.

The Compensation Committee reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates their performance, determines and approves their compensation level, reviews and determines the form and amount of compensation of the non-management members of the Board of Directors, administers incentive-compensation plans and equity-based plans and approves compensation awards, among other duties and responsibilities.

The amount and mix of the compensation paid to our named executive officers and directors are evaluated on an annual basis. See the section titled “Compensation Setting Process,” in the Compensation Discussion & Analysis for an additional discussion.

The Compensation Committee has the authority to establish one or more subcommittees which shall have the responsibilities and consist of those members of the Compensation Committee as the Compensation Committee may determine from time to time. The Compensation Committee also has the sole authority to retain and terminate compensation consultants to assist it in evaluating our compensation plans, particularly those pertaining to our directors, our Chief Executive Officer and our other executive officers, and to approve the fees and other terms relating to the provision of those services. As discussed in the Compensation Discussion and Analysis, unlike our other named executive officers, Mr. Alan Miller’s compensation is determined in large part by the terms of his employment agreement.

Audit Committee.    Current members of the Audit Committee are John H. Herrell, Robert H. Hotz, Lawrence S. Gibbs and Eileen C. McDonnell. Ms. McDonnell was appointed as a member of the Audit Committee commensurate with her appointment to the Company’s Board of Directors in April, 2013. No member serves on the audit committee of more than three public companies. The Audit Committee met thirteen times during 2013.

The Board of Directors has determined, in its business judgment, that each member of the Audit Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange and is financially literate and that John H. Herrell qualifies as an “audit committee financial expert” under SEC regulations and has accounting or related financial management expertise.

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to: the integrity of our financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of our internal audit function and independent auditors, the independent auditors’ qualifications and independence and our compliance with legal and regulatory requirements. This Committee has the authority, duties and responsibilities set forth in its Audit Committee Charter, as amended.

Nominating & Governance Committee.    The current members of the Nominating & Governance Committee are Robert H. Hotz, Lawrence S. Gibbs and John H. Herrell. Mr. Herrell was appointed to the Nominating & Governance Committee in March, 2013. This Committee met once during 2013. The Board of Directors has determined, in its business judgment, that each member of the Nominating & Governance Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange.

The Nominating & Governance Committee was established, with respect to those directors who are to be elected by the holders of Class B and Class D Common Stock of the Company in accordance with the our Restated Certificate of Incorporation, for the purpose of: (i) assisting the Board of Directors by identifying individuals who are qualified to become directors, consistent with the criteria approved by the Board of Directors; (ii) recommending to the Board of Directors Class B and D director nominees for the next annual meeting of stockholders at which a Class B and D director is to be elected; (iii) developing and recommending to the Board of Directors a set of corporate governance principals in the form of our corporate governance guidelines; (iv) leading and overseeing the Board of Directors in its annual review of the performance of the Board of Directors and our management, and; (v) recommending to the Board of Directors director nominees for each committee of the Board of Directors. The Nominating & Governance Committee provides such assistance in identifying and recommending Class A and Class C Common Stock director nominees as may be requested by the entire Board of Directors. The Nominating & Governance Committee adopted our Corporate Governance Guidelines.

In light of the concentration of over 95% of the voting power of our Class A and Class C Common Stock in a single individual and related entities, and in accordance with the “Controlled Companies” exemption set forth in Section 303A of the New York Stock Exchange Listed Company Manual, the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for directors that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock. The Nominating & Governance Committee shall, however, provide such assistance in identifying and recommending Class A and C Director nominees as may be requested by the entire Board of Directors.

The Nominating & Governance Committee will consider Class B and D director nominees recommended by stockholders. Under our Restated Certificate of Incorporation, the number of directors to be elected by the Class B and D Common stockholders is limited to 20% of the entire Board of Directors, or a maximum of two directors. Stockholders who wish to recommend a nominee for the Nominating & Governance Committee’s consideration may do so by submitting the individual’s name and qualifications to the Nominating & Governance Committee c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Recommendations must be received by the Nominating & Governance Committee no later than the date by which stockholder proposals for presentation at the next Annual Meeting must be received. Recommended nominees will only be considered if there is a vacancy or if the Board of Directors decides to increase the number of directors.

The Nominating & Governance Committee identifies and evaluates committee-recommended Class B and D director nominees considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Directors and the Nominating & Governance Committee deem would enhance the effectiveness of the Board of Directors and our governance. The Nominating & Governance Committee seeks persons who have achieved prominence in their fields and who possess significant experience in areas of importance to the Company. Additionally, strong analytical skills, independence, energy, forthrightness and integrity are desired characteristics that the Nominating & Governance Committee seeks in potential candidates. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Board of Directors believes that it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board of Directors to best fulfill its responsibilities to the long-term interests of our stockholders. The Nominating & Governance Committee will evaluate a nominee on the same basis if the individual is recommended by a stockholder. The Nominating & Governance Committee does not currently pay a fee to a third party to identify or evaluate nominees, but may consider from time to time engaging a search firm to identify Class B and D director candidates.

Executive Committee.    The Executive Committee has the responsibility, between meetings of the Board of Directors, to advise and aid our officers in all matters concerning the management of the business and, while the Board of Directors is not in session, has the power and authority of the Board of Directors to the fullest extent permitted under law. The Executive Committee met two times in 2013. Members of the Committee are Alan B. Miller, Robert H. Hotz, Anthony Pantaleoni and Marc D. Miller.

Finance Committee.    The Finance Committee is responsible for reviewing our overall long-term financial planning. The Finance Committee did not meet in 2013. Members of this Committee are Alan B. Miller, Robert H. Hotz, Anthony Pantaleoni and Marc D. Miller.

AUDIT COMMITTEE REPORT

The Board of Directors is committed to the accuracy and integrity of the Company’s financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

The Audit Committee provides independent, objective oversight of our accounting functions and internal controls.

The Audit Committee reviews and evaluates, and discusses and consults with our management, internal audit personnel and the independent auditors about the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s consolidated financial statements and internal controls;

•	changes in our accounting practices, principles, controls or methodologies, or in the Company’s financial statements;

•	significant developments in accounting rules;

•	the adequacy of our internal accounting controls, and accounting, financial and auditing personnel; and

•	the establishment and maintenance of a work environment that promotes ethical behavior.

The Audit Committee acts under a written charter which was originally adopted by the Board of Directors in 2004 and is reviewed and approved on an annual basis. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. In discharging its oversight role, the Audit Committee may engage independent counsel and other advisers as it determines necessary. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has the direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors, and has the authority to resolve disagreements between management and our auditors. The Audit Committee may establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting and auditing matters, as well as confidential, anonymous submission by employees. The Board of Directors has determined that each of the members of the audit committee is “independent” within the meaning of the rules of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002.

The Audit Committee recommended to the Board of Directors that the consolidated financial statements be included in the Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2013:

•	First, the Audit Committee discussed with our independent auditors the overall scope and plans for their audits.

•	Second, the Audit Committee met with the independent auditors, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

•

Third, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

•

Fourth, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).

•

Fifth, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

•

Finally, the Audit Committee obtained and reviewed a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years inspecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

The Audit Committee reviewed and discussed our consolidated financial statements with the Board of Directors and discussed them with PricewaterhouseCoopers LLP during the 2012 fiscal year, along with the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures, including the letter, required by PCAOB 3524 and 3526 and discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standard No. 16, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board. Based on the discussions with PricewaterhouseCoopers LLP and management, the consolidated financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our 2013 Annual Report on Form 10-K.

Audit Committee

John H. Herrell

Robert H. Hotz

Lawrence S. Gibbs

Eileen McDonnell

RELATIONSHIP WITH INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP (“PwC”) served as our independent auditors during 2013 and 2012. Representatives from PwC will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the stockholders or their representatives.

PwC’s audit report on our consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Set forth below are the fees paid or accrued for the services of PwC during 2013 and 2012:

	2013	2012
Audit fees	$2,423,100	$2,479,830
Audit-related fees	—	—
Tax fees	447,024	560,941
All other fees	159,600	81,058

Total	$3,029,724	$3,121,829

Audit fees consisted of professional services rendered to us or certain of our subsidiaries. Such audit services include audits of financial statements, audit of our annual management assessment of the effectiveness of internal control over financial reporting in 2013 and 2012 (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements and audit services provided in connection with regulatory filings and other matters.

Fees for tax services in 2013 and 2012 consisted primarily of consultation on various tax matters related to us and our subsidiaries, including preparation of federal and state income tax returns for certain of our subsidiaries.

The other fees in 2013 represent fees to PwC for Independent Review Organization services in connection with our South Texas Health System affiliates and Sierra Vista Hospital. Other fees in 2012 represent fees to PwC for Independent Review Organization services in connection with our South Texas Health System affiliates.

The Audit Committee has considered and determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

All audit and permissible non-audit services provided to us by the independent auditors are pre-approved by the Audit Committee, which considers whether the proposed services would impair the independence of the independent auditors. The Chairperson of the Audit Committee may pre-approve audit and permissible non-audit services during the time between Audit Committee meetings if the fees for the proposed services are less than $25,000.

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 9, 2014

PROXY

CLASS A

COMMON STOCK

CLASS C

COMMON STOCK

UNIVERSAL HEALTH SERVICES, INC.

This Proxy Solicited By The Board Of

Directors For The Annual Meeting Of

Stockholders To Be Held On May 21, 2014

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class A Common Stock and Class C Common Stock of Universal Health Services, Inc. (the “Company”) held of record by the undersigned on March 24, 2014 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 21, 2014 at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 21, 2014. The Proxy Statement and Annual Report to Stockholders are available at www.edocumentview.com/uhs

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK

☐

ACCOUNT NUMBER

CLASS A COMMON

CLASS C COMMON

The Board of Directors recommends a vote FOR Proposals I, II and III:

I.    The Election of Alan B. Miller

☐  For                 ☐  Withhold Authority

II.    Advisory (nonbinding) vote to approve executive officer compensation

☐  For                 ☐  Against            ☐  Abstain

III.   To ratify the selection of PricewaterhouseCoopers LLP, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014

☐  For                 ☐  Against            ☐  Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

DATED:

SIGNATURE:

SIGNATURE:

IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALAN B. MILLER AS DIRECTOR, FOR THE APPROVAL OF EXECUTIVE OFFICER COMPENSATION AND TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2014.

Vote by Internet • Go to www.envisionreports.com/UHS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all Proposals 1, 2 and 3.
1. Nominee:	For	Withhold					+
01 - Lawrence S. Gibbs	☐	☐

			For	Against	Abstain		For	Against	Abstain
2. Advisory (non-binding) vote to approve executive officer compensation.			☐	☐	☐	3. To ratify the selection of PricewaterhouseCoopers LLP, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
4. Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.						WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Annual Meeting of

Universal Health Services, Inc. Stockholders

Wednesday, May 21, 2014

10:00 a.m.

Universal Corporate Center

367 South Gulph Road

King of Prussia, PA

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be

held on Wednesday, May 21, 2014: The Proxy Statement and Annual Report to Stockholders are

available at http://www.envisionreports.com/UHS

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL HEALTH SERVICES, INC.

This Proxy Solicited By The Board Of Directors For

The Annual Meeting Of Stockholders To Be Held On May 21, 2014

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class B Common Stock and Class D Common Stock of Universal Health Services, Inc. held of record by the undersigned on March 24, 2014 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 21, 2014, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Please call 1-800-814-5819 to obtain directions to the Annual Meeting to vote in person. Any and all proxies heretofore given are hereby revoked.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.